UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A

____________________

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

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April 21, 2021

It is our distinct pleasure to invite you to attend the 2021 annual meeting of shareholders of HomeStreet, Inc. (including any adjournments or postponements thereof, the “Annual Meeting”). We will be holding the meeting as a virtual meeting conducted online via a live webcast again this year. You will be able to attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/HMST2021. You will also be able to access, through the website during the meeting, a list of shareholders entitled to vote. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting.

With this letter, we are including the notice for the Annual Meeting, the proxy statement, a proxy card and our 2020 annual report. You may also ﬁnd copies of these items online at http://ir.homestreet.com/sec-filings/proxy-materials/default.aspx.

The matters to be voted on are: (1) the election of six directors, (2) the approval on an advisory (non-binding) basis of the compensation of HomeStreet’s named executive officers, and (3) the ratiﬁcation on an advisory (non-binding) basis of the appointment of our independent auditors for 2021. Our Board of Directors recommends that you vote in accordance with the Board’s recommendations on each of these proposals, as described in the enclosed Proxy Statement for the Annual Meeting, using the enclosed proxy card.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting through the virtual meeting website, we hope you will vote as soon as possible so that your shares are represented. Please vote following the instructions on the enclosed proxy card to vote by Internet or telephone or by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed, postage pre-paid envelope provided. Providing voting instructions or returning your proxy card in advance of the meeting will not prevent you from voting on the website during the meeting but will ensure that your vote is counted if you are unable to attend.

If you would like to receive electronic notiﬁcation of documents we ﬁle with the Securities and Exchange Commission and our issuance of press releases, you may subscribe to our e-mail alerts at http://ir.homestreet.com.

Thank you for your ongoing support of and continued interest in HomeStreet, Inc.

Sincerely,

Mark K. Mason
Chairman of the Board, President and Chief Executive Officer

Donald R. Voss
Lead Independent Director

____________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on May 27, 2021

____________________________________________________________

The 2021 annual meeting of shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) of HomeStreet, Inc., a Washington corporation (the “Company”), will be held as a virtual only meeting at 10:00 a.m., Paciﬁc Time, on May 27, 2021, at www.virtualshareholdermeeting.com/HMST2021. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting. The purpose of this meeting is to consider and vote upon the following matters:

1.      The election of six directors to serve until the 2022 annual meeting of shareholders, or until their respective successors are elected and qualiﬁed;

2.      The approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers; and

3.      The ratiﬁcation on an advisory (non-binding) basis of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting ﬁrm for the year ending December 31, 2021.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting, but we are not aware of any such additional matters.

Only shareholders of record at the close of business on April 9, 2021, are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment or postponement thereof. You will need to use the control number provided on your proxy card to access the meeting, which will also allow you to vote your shares associated with that control number online during the Annual Meeting.

It is important that your voice be heard and your shares be represented at the Annual Meeting whether or not you are able to attend our virtual meeting through the website. We ask you to submit your vote by following the instructions on the enclosed proxy card to vote by the Internet or telephone, or by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed, postage pre-paid envelope provided. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Please refer to the questions and answers section commencing on page 5 of the attached Proxy Statement and the instructions on the proxy card.

Godfrey B. Evans
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
April 21, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2021: THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT IR.HOMESTREET.COM.

The notice of annual meeting of shareholders, the attached proxy statement and the enclosed proxy card are ﬁrst being mailed to shareholders on or about April 21, 2021.

____________________________

PROXY STATEMENT

____________________________

i

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider in connection with the matters before the Annual Meeting. Please read the entire Proxy Statement carefully before voting your shares.

THE ANNUAL MEETING

Date	May 27, 2021
Time	10:00 a.m. Pacific Time
Place

The Annual Meeting will be held as a virtual-only meeting, which can be accessed at www.virtualshareholdermeeting.com/HMST2021 by holders of our stock who have received a control number on their proxy card.

Record Date	April 9, 2021
Voting

Shareholders at the close of business on the record date will be entitled to vote at the Annual Meeting. As of the record date for the Annual Meeting, 21,354,799.6 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting. Shareholders are entitled to one vote for each share of common stock held. For more information on voting, attending the Annual Meeting and other meeting information, please see “Information about the Annual Meeting” on page 5 of this Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your shares are represented. We invite you to vote by following the instructions on the enclosed proxy card to vote by the Internet or telephone, or by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed, postage pre-paid envelope provided. Providing voting instructions or returning your proxy card in advance of the meeting will not prevent you from voting on the website during the meeting but will ensure that your vote is counted if you are unable to attend.

The notice of the Annual Meeting, this proxy statement and enclosed proxy card are being mailed to shareholders on or about April 21, 2021.

AGENDA AND BOARD RECOMMENDATIONS

	Unanimous Board Recommendation	See Page
Proposal 1: Election of six directors	FOR the Board’s nominees	10
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	FOR	65
Proposal 3: Ratiﬁcation on an advisory (non-binding) basis of the appointment of our independent registered public accounting ﬁrm for 2020	FOR	67

DIRECTOR NOMINEES

Our Board is currently comprised of nine directors, and we are in the second year of a three year process of phasing out our director classes, meaning that the nominees this year will again be elected for a one-year term, while the remaining directors in office, who were elected in 2019, will continue to fill their current three-year terms until the 2022 annual meeting of the shareholders, until their respective successors are duly elected and qualified, or until their earlier resignation or removal. You are therefore being asked to elect six directors this year to serve on the Board until the 2022 annual meeting of shareholders, until their respective successors are duly elected and qualiﬁed, or until their earlier resignation or removal. For more information about the background and qualifications of the director nominees and the entire Board of Directors, please see “Proposal 1 — Election of Directors” on page 10 of this Proxy Statement. The Board’s nominees are:

Name	Age	Tenure	Committees
Scott Boggs	66	9 years	Audit Chair, Enterprise Risk Management, Executive
Jeffrey D. Green	57	<1 year	Audit, Human Resources and Corporate Governance
James R. Mitchell, Jr.	71	1 year	Audit, Human Resources and Corporate Governance
Mark R. Patterson	54	3 years	Enterprise Risk Management, Executive
Nancy D. Pellegrino	64	1 year	Enterprise Risk Management, Human Resources and Corporate Governance
Douglas I. Smith	57	9 years	Human Resources and Corporate Governance Chair, Audit

CORPORATE GOVERNANCE HIGHLIGHTS

✓      Lead Independent Director with clearly defined responsibilities

✓      Eight of nine directors are independent

✓      Each Board committee, other than the Executive Committee, is comprised of independent directors

✓      Average director tenure is five years

✓      Average age of continuing directors is 63

✓      Board diversity policy

✓      Continuing Board refreshment, with one new director appointed since 2020 annual shareholders meeting

✓      Directors can be removed without “cause”

✓      Shareholders with at least 10% of outstanding shares are permitted to call a special meeting of shareholders

✓      Majority voting standard for uncontested director elections with a director resignation policy

✓      No supermajority shareholder vote requirements in the Articles of Incorporation

✓      Phased-out declassification of the Board will be completed at the next annual meeting, providing for the annual election of directors

✓      Board policy limits director membership on other public company boards

✓      Regular Board, committee and director evaluations

✓      Regular comprehensive succession planning for management

✓      Each director attended 75% or more of all Board meetings in 2020

✓      Policies prohibiting hedging and pledging

✓      Meaningful stock ownership and retention guidelines for directors

SHAREHOLDER ENGAGEMENT OVERVIEW

The Board welcomes feedback from shareholders on our Board composition, governance practices and policies, executive compensation framework and other matters related to our strategy and performance. Members of our management team regularly attend industry and investor conferences where they primarily meet with active fund managers who are current investors or potential investors in HomeStreet, supplemented with regular outreach to large shareholders who are managers of index funds and other passive funds. In the summer and fall of each year, we reach out directly to our shareholders to solicit this feedback. As part of this program, in 2020 we contacted shareholders holding 40% of our shares offering direct engagement with management and, if desired, independent members of the Board. During 2020’s outreach, only one investor asked for a meeting with management, with many others declining and stating that they are happy with our strategic, financial, and governance progress. Management uses this ongoing dialogue to keep the Board informed about shareholder concerns, which in turn helps us address the issues that matter most to our shareholders. We encourage you to visit our investor relations website at ir.homestreet.com to learn more about the Company and to reach out to directly to the Board at corporatesecretary@homestreet.com to share your thoughts on the Company.

EXECUTIVE COMPENSATION HIGHLIGHTS

2020 Executive Compensation

•        Average base salary increase for the top five NEOs who served all of 2020 was 6.6%

•        Corporate component of the Annual Incentive Plan attained 137.2% of target performance, which resulted in an above target payout for that component of the incentive plan

•        Performance Share Units for the performance period 2018-2020 did not vest due to the company not achieving threshold performance

•        Offered to engage with and considered shareholder input in designing our executive pay programs

•        Used independent, external compensation consultant for advice in making compensation program decisions

•        Conducted annual risk assessment of incentive compensation programs

Summary of Executive Compensation Practices
What We Do		What We Don’t Do
✓	Offer to engage with and consider shareholder input in designing our executive pay programs	✗	No short-selling, hedging or pledging of Company’s securities permitted by our insider trading policy, which applies to directors, officers, employees and consultants
✓	Short-term incentives that are designed to be aligned with short-term objectives	✗	No employment arrangements that provide for guaranteed salary increases or non-performance-based cash incentive awards for executive officers
✓	Long-term performance-based equity incentive awards that are designed to be aligned with long-term objectives and the creation of shareholder value	✗	No supplemental executive retirement plans
✓	Substantial portion of compensation opportunity is at-risk	✗	No “golden parachute” excise tax gross ups in employment agreements
✓	Our CEO's and other NEO’s annual equity awards vest over at least a three-year period	✗	No repricing, buyout or exchange of underwater stock options
✓	Retain an independent, external compensation consultant	✗	No excessive perquisites

Summary of Executive Compensation Practices
What We Do		What We Don’t Do
✓	Clawback features are incorporated into the short-term annual cash incentive programs for all executive officers	✗	No single trigger vesting of equity awards in the event of a change of control
✓	Use of multiple performance measures and caps on potential incentive payments	✗	No excessive severance arrangements providing for payments exceeding 3 times base salary plus target/average/most recent bonus
✓	Minimum one-year vesting period required for 95% of share-based awards granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”)	✗	No liberal change in control provisions in the 2014 Plan and executive employment agreements
✓	Annual risk assessment of incentive compensation programs	✗	No dividends paid on unvested performance shares or units; dividend equivalents accrued on outstanding awards paid only at vesting, without interest

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of HomeStreet, Inc., a Washington corporation, for use at our 2021 annual meeting of shareholders (including any postponements or adjournments thereof, the “Annual Meeting”). This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders, the enclosed proxy card and our Annual Report for the fiscal year ended December 31, 2020 are first being mailed to our shareholders of record on or about April 21, 2021. References in this Proxy Statement to “HomeStreet,” the “Company,” “we,” “us,” “our” and similar terms refer to HomeStreet, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2021: THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT IR.HOMESTREET.COM.

INFORMATION ABOUT THE ANNUAL MEETING

1.      Why am I receiving these materials?

         Our Board has sent you this Proxy Statement and the accompanying proxy card to ask for your vote, as a shareholder of HomeStreet, on certain matters that will be voted on at the virtual-only Annual Meeting. As a shareholder, you are invited to attend and are entitled to and requested to vote on the proposals set forth in this Proxy Statement. For more information on the participants in the Board’s solicitation, please see “Participants in the Solicitation” on page 73 of this Proxy Statement.

2.      Who is entitled to vote?

         All shareholders of record of HomeStreet common stock at the close of business on April 9, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

3.      How many shares are entitled to vote at the meeting?

         As of the Record Date, 21,354,799.6 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.

4.      How many votes do I have?

         Each share of common stock you owned on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other matters presented at this meeting, you are entitled to one vote for each share of common stock you owned on the Record Date.

5.      Who is a registered shareholder and who is a beneﬁcial shareholder?

         Registered Shareholders:    A “registered shareholder” is a person or entity whose name appears in the Company’s registered list of shareholders as an owner of one or more shares of the Company’s common stock. If you are a registered shareholder, these proxy materials are being sent directly to you and you are invited to attend the Annual Meeting through the website for the meeting using the control number provided on your proxy card or voting instructions.

         Beneﬁcial Shareholders:    A “beneﬁcial shareholder” is a person or entity whose shares of the Company’s common stock are held by a bank, broker or other nominee (a.k.a. in “street name”). Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If you are a beneficial shareholder, these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the registered shareholder of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to attend the Annual Meeting through the website for the meeting using the control number provided on your proxy card or voting instructions. Your bank, broker or other nominee has enclosed a voting instruction form for you to use in directing how to vote your shares.

         Under certain circumstances banks, brokers and other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee, which is referred to as a “broker non-vote”. In these cases, those shares will be counted for the purpose of determining whether a quorum is present. Pursuant to applicable regulations, if you do not give instructions to your broker or other nominee, your broker or other nominee will not be permitted to vote your shares with respect to Proposal 1, Election of Directors, or Proposal 2, Approval on an Advisory (Non-Binding) Basis of the Compensation of the Company’s Named Executive Officers.

6.      What is a proxy?

         A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Godfrey B. Evans, our Corporate Secretary, General Counsel and Chief Administrative Officer, and Mark K. Mason, our Chairman, President and Chief Executive Officer, as the Company’s proxies for the Annual Meeting.

7.      How do I vote?

         Registered Shareholders:    If you are a “registered shareholder,” you can vote your shares in the following four ways:

•        By Internet:    You may vote by submitting a proxy over the Internet. Go to www.voteproxy.com and follow the instructions. You should have your proxy card, including your control number, in hand when you access the website.

•        By Telephone:    Shareholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the enclosed proxy card or voting instruction form and following the instructions.

•        By Mail:    If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating the enclosed proxy card and mailing it in the enclosed, postage pre-paid envelope.

•        At the Annual Meeting:    If you attend the virtual Annual Meeting through the website provided using the control number from your proxy card or voting instructions, you may vote your shares associated with that control number online during the Annual Meeting. However, you are encouraged to complete, sign and date the enclosed proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether you plan to attend the Annual Meeting to ensure your vote is counted.

         Beneﬁcial Shareholders:    If you are a “beneﬁcial shareholder,” then you will receive voting instructions from your bank, broker or other nominee on how you may vote your shares, which will include a control number that you can use to access the Annual Meeting on the website www.virtualshareholdermeeting.com/HSMT2021.

         For more information, please see “Information about the Annual Meeting — How do I attend and participate in the Annual Meeting” on page 7 of this Proxy Statement.

8.      What should I do if I receive more than one proxy card or set of proxy materials from the Company?

         Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.

         Please note that if you have more than one account through which you hold shares, you will receive more than one control number. The control number is used to vote your shares, and is also used to log on to the virtual meeting website to attend the meeting, which will allow you to vote the shares held in the account associated with that control number at the meeting. However, you will not be able to vote shares held in other accounts not associated with the control number you are using to log in to the virtual shareholder meeting. Therefore, it is important that you return your proxy cards for all of your accounts prior to the Annual Meeting so that all of your shares may be counted.

9.      Can I revoke my proxy?

         Yes. You can revoke your proxy and/or change your vote at any time prior to the Annual Meeting. Only your latest dated voting instructions or proxy will count.

         Registered Shareholders:    If you are a “registered shareholder” who has properly executed and delivered a proxy, you may revoke such proxy at any time before the Annual Meeting in any of the following ways:

•        submitting another proxy with a later date by telephone, by Internet or by signing, dating and returning your proxy card using the instructions on your proxy card;

•        sending a written notice of revocation to our Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101; or

•        voting online during the Annual Meeting at www.virtualshareholdermeeting.com/HMST2021.

         Beneﬁcial Shareholders:    If you are a “beneﬁcial shareholder,” you may change your vote by submitting new voting instructions to your nominee in accordance with such nominee’s procedures. You can use your control number to log into the virtual Annual Meeting and change your vote during the meeting.

10.    How will my shares be voted if I return the proxy card?

         The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the speciﬁcations made on that proxy card. Where a choice has been speciﬁed on the proxy card with respect to the proposals, the shares represented by the proxy card will be voted in accordance with the speciﬁcations.

         The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed proxy card.

11.    What happens if I sign and return my proxy card, but don’t mark my votes?

         If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the six director nominees of the Board set forth on the proxy card (Proposal 1); “FOR” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); and “FOR” the ratiﬁcation on an advisory (non-binding) basis of the appointment of Deloitte & Touche LLP as the independent registered public accounting ﬁrm of the Company for the year ending December 31, 2021 (Proposal 3).

12.    Will my shares be voted if I do nothing?

         If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote online during the Annual Meeting. If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may not have discretionary authority to vote your shares on with respect to the election of directors (Proposal 1) or the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers (Proposal 2). If you do not instruct your broker or other nominee as to how to vote your shares and your broker or other nominee does not have discretionary voting authority, these unvoted shares will be “broker non-votes”. Brokers generally may only exercise discretionary voting authority to vote “routine” proposals. The ratification on an advisory (non-binding basis) of the appointment of our independent registered public accounting firm (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. If nominees exercise this discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for determining whether a quorum is present.

         YOUR VOTE IS VERY IMPORTANT.    To assure that your shares are represented at the Annual Meeting, we ask you to vote by using the Internet or telephone by following the instructions on the proxy card or completing, signing and dating the enclosed proxy card and promptly mailing it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting through the website. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes.

13.    How do I attend and participate in the Annual Meeting?

         The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

         Only HomeStreet shareholders or their duly authorized and constituted proxies may attend the virtual-only Annual Meeting. The control number printed on your proxy card or voting instructions is required to access the meeting through the website at www.virtualshareholdermeeting.com/HMST2021 regardless of whether you are a registered shareholder or a beneficial shareholder. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting.

         Our Chairman and CEO is expected to lead the meeting, and members of our Board of Directors, including the Lead Independent Director, are expected to be present and available during the virtual meeting. During the Annual Meeting, you will be able to hear the business of the meeting as it is conducted, vote your shares if you have not already done so, access information that would normally be available at an in-person annual meeting, including the list of shareholders entitled to vote at the meeting, and submit questions to be answered by our management, Chairman of the Board or Lead Independent Director. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and additional instructions regarding the question and answer period of the Annual Meeting will be posted on the virtual meeting website.

         The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able submit questions before and during the meeting through the virtual meeting portal. To submit a question, log into the virtual meeting platform at www.virtualshareholdermeeting.com/HMST2021, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness and efficient use of time, we will respond to up to two questions from a single shareholder and may not be able to respond to all questions at the virtual meeting.

         Our virtual meeting website will be hosted by Broadridge. In the event you have any technical difficulties logging into the meeting, support from Broadridge will be available. For more information, please go to the virtual meeting website, where you will be able to find additional information on technical support matters.

14.    What constitutes a “quorum”?

         A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person as a logged-in participant of the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. If less than a quorum of the outstanding shares is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice.

15.    What vote is required to approve each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Required	Broker Discretionary Voting
Proposal 1: Election of six directors	Majority of votes cast*	No
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	Number of votes cast in favor exceeds number of votes cast against	No
Proposal 3: Ratification on an advisory (non-binding) basis of the appointment of our independent auditors for 2021	Number of votes cast in favor exceeds number of votes cast against	Yes

____________

*        Under the Bylaws, the voting standard in an uncontested election is a majority vote standard. See “What vote is required to elect directors?” below.

16.    What is the effect of abstentions and broker non-votes?

         If you specify that you wish to “abstain” from voting on an item (or “withhold” your vote for a director), then your shares will not be voted on that particular item. Abstentions and broker non-votes are not considered “votes cast” and so are not counted either “for” or “against” any proposal that requires a majority of votes cast in order to pass, which includes all of the proposals being presented at the annual meeting (including the non-contested election of directors).

17.    What vote is required to elect directors?

         Our Bylaws provide that, in any election of directors that is not a “contested election” (as defined in our Bylaws and described below), the candidates elected are those receiving a majority of the votes cast. Therefore, to be elected, the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee.

         The term of any director nominee who is a director at the time of election and who does not receive a majority of votes cast in the election held under the majority voting standard described above terminates on the earliest to occur of: (i) 90 days after the date on which the voting results of the election are determined; (ii) the date the director’s resignation is accepted by the Board; or (iii) the date the Board fills the position. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as “withheld”; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction). Broker non-votes will have no effect on the outcome of this proposal. Shareholders may not cumulate their votes in the election of directors.

         Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if (a) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees set forth in Section 1.13 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section and (b) the Board has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. No such shareholder notice was received by the Company in advance of this year’s annual meeting.

18.    What vote is required to approve each of the proposal submitted on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the ratiﬁcation of the appointment of the Company’s independent registered public accountants?

         Each of the proposals to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the appointment of Deloitte & Touche, LLP as HomeStreet’s independent registered public accounting ﬁrm for the year ending December 31, 2021 will be adopted if a majority of the votes present in person or by proxy and voting on such matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

19.    Who will count the votes?

         Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.

20.    Where can I ﬁnd the results of the Annual Meeting?

         We intend to announce preliminary voting results at the Annual Meeting and intend to publish ﬁnal results in a Current Report on Form 8-K, which we will ﬁle with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

21.    Who can help answer any other questions I may have?

         If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

HomeStreet, Inc.

Attn: Investor Relations

601 Union Street, Suite 2000

Seattle, WA 98101

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

HomeStreet’s Board consists of nine members. At the 2019 annual meeting, our shareholders approved an amendment to our charter documents that phases out the classification of our Board over three years, a process we began in 2020. In prior years, our Board was divided into three classes and approximately one-third of each of our directors were elected each year to serve for three-year terms, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Beginning with last year’s Annual Meeting, directors are now elected to one-year terms, such that two-thirds of the continuing Board will be elected at this Annual Meeting, including two directors who last stood for election in 2020, and all directors will stand for election at the 2022 annual meeting. Each director holds office until that director’s successor is duly elected and qualiﬁed or until his or her earlier death or resignation. Our directors are currently serving the following terms:

•        Jeffrey D. Green was appointed to fill a vacancy in the Board of Directors created by an expansion of the Board of Directors since the last annual meeting of the shareholders and is serving a term that will expire at the Annual Meeting.

•        James R. Mitchell, Jr. and Nancy D. Pellegrino were elected to the Board of Directors at the last annual meeting of the shareholders and are serving a one-year term that will expire at the Annual Meeting.

•        Scott M. Boggs, Mark R. Patterson and Douglas I. Smith were elected in 2018 and are serving a three-year term that will expire at the Annual Meeting.

•        Sandra A. Cavanaugh, Mark K. Mason and Donald R. Voss were elected in 2019 and are serving a three-year term that will expire at the annual meeting of the shareholders to be held in 2022.

The Board of Directors

The following table sets forth certain information with respect to HomeStreet’s Board of Directors, including each director’s age as of April 9, 2021.

Director	Age	Director Since	Term Expiration
Mark K. Mason, Chairman	61	2010	2022 Annual Meeting
Donald R. Voss, Lead Independent Director	70	2015	2022 Annual Meeting
Scott M. Boggs	66	2012	2021 Annual Meeting
Sandra A. Cavanaugh	66	2018	2022 Annual Meeting
Jeffrey D. Green(1)	57	2020	2021 Annual Meeting
James R. Mitchell, Jr.	71	2020	2021 Annual Meeting
Mark R. Patterson	54	2018	2021 Annual Meeting
Nancy D. Pellegrino	64	2019	2021 Annual Meeting
Douglas I. Smith	57	2012	2021 Annual Meeting

____________

(1)      Mr. Green was appointed to fill a newly created vacancy on the Board in June 2020. Pursuant to the Bylaws, the term of any director appointed to fill a newly created position runs until the next annual meeting of the shareholders.

Under our Bylaws, any director nominee’s eligibility to serve as a director of the Company is subject to any required notification to, or approval, nonobjection or requirement of, the Board of Governors of the Federal Reserve System, the Washington State Department of Financial Institutions or any other regulatory entity having jurisdiction over the Company.

The number of directors may be increased or decreased from time to time by our Board, provided that a reduction in the number of directors may not shorten the term of an incumbent. Our Bylaws permit our Board of Directors to establish by resolution the authorized number of directors, which shall be between seven and 13 directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board. All of our directors, except for Mr. Mason, satisfy the definition of “independent director” under the corporate governance rules of Nasdaq.

Key Qualifications

The following table sets forth certain key qualifications and skills of our Board. The lack of a mark for a particular item does not mean that the director does not possess that qualifications, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill or experience that the director brings to our Board. Our Board composition reflects our Board’s desire that directors have the broad expertise and perspective needed to govern our business and strengthen and support senior management.

	Mark Mason	Donald Voss	Scott Boggs	Sandra Cavanaugh	James Mitchell Jr.	Mark Patterson	Nancy Pellegrino	Douglas Smith	Jeffrey Green
Financial Expertise/Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal	✓				✓
Capital Management	✓	✓			✓	✓
Technology/Cybersecurity	✓		✓		✓
Audit	✓		✓	✓	✓	✓		✓	✓
Human Capital Management	✓	✓		✓	✓		✓	✓	✓
Marketing	✓			✓	✓		✓	✓	✓
Regulatory/Risk Management	✓	✓	✓	✓	✓	✓			✓
Business Development	✓	✓		✓	✓		✓	✓	✓
Business Operations	✓	✓	✓	✓	✓	✓	✓		✓
Public Company Executive Experience	✓	✓	✓	✓	✓		✓
Accounting	✓	✓	✓		✓	✓		✓	✓
Industry Experience	✓	✓		✓	✓	✓	✓		✓

Nominees for Election as Directors at the Annual Meeting

Upon recommendation of the HRCG Committee, the Board has nominated Scott M. Boggs, Jeffrey D. Green, James R. Mitchell, Jr., Mark R. Patterson, Nancy D. Pellegrino and Douglas I. Smith for re-election to the Board with a one-year term set to expire at the Company’s next annual meeting of shareholder, to be held in 2022. Biographical information about each of the nominees is contained in the following section. A discussion of the qualiﬁcations, attributes and skills of each nominee that led our Board and the HRCG Committee to the conclusion that she or he should serve as a director appears following each of the director and nominee biographies.

Scott M. Boggs, Director

Mr. Boggs joined HomeStreet Bank in 2006 as a member of its board of directors and became a director of the Company in February 2012. Mr. Boggs served as the Lead Independent Director of the Board from March 2015 through June 2018. Prior to joining HomeStreet Bank’s board of directors, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions, including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics, teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives

Research Foundation from 2002 to 2008, as director, chair of the pension committee and a member of the audit committee of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a former member of the Seattle University Internal Audit Advisory Board, the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant (currently inactive) with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington.

Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree and his experience as a designated financial expert on audit committees.

Jeffrey D. Green, Director

Mr. Green was appointed as a member of the Board in June 2020 to fill a vacancy on the Board. Mr. Green retired as the Financial Institutions National Practice leader and audit and client service Partner of Moss Adams LLP, a national accounting, tax, and advisory firm in December 2018, having served with the firm since 1990. From 2015 to 2018, Mr. Green was Moss Adams’ Financial Institutions National Practice Leader, and in that role, was responsible for that firm’s national financial institutions practice, covering accounting, auditing, internal control, and strategic issues facing publicly traded bank reporting companies, community banks, thrifts, and mortgage banking companies. From 2007 to 2015 Mr. Green was the Managing Partner of Moss Adams’ Everett, Washington practice office. Over his 31-year career in public accounting, Mr. Green gained significant experience working with the boards and audit committees of publicly traded banking and lending institutions while managing major client relationships across multiple markets. In those roles, Mr. Green developed expertise in complex accounting, auditing, internal control, financial reporting, and regulatory compliance matters. He holds a Bachelor of Science in business administration with a focus in accounting from Washington State University and is a certified public accountant and member of the Washington State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Green was selected to serve because of his background as an audit partner for companies in the financial institutions industry, expertise in commercial banking, professional qualifications, financial literacy and his qualification as an audit committee “financial expert”.

James R. Mitchell, Jr. Director

Mr. Mitchell joined the Board in January 2020. Mr. Mitchell has worked in commercial banking for more than 40 years, including founding Puget Sound Bank in 2004, where he served as president and chief executive officer from inception until the merger of that bank with Heritage Bank in January 2018. He was also a member of the Board of Directors of Puget Sound Bank from 2004 through January 2018, serving as chairman of the board from 2004 through 2008. After the merger of Puget Sound Bank and Heritage Bank, Mr. Mitchell served as the market president for King County for Heritage Bank for the next year, until January 2019, and then as a consultant to Heritage Bank until January 2020. Prior to founding Puget Sound Bank, Mr. Mitchell served as a Senior Vice President at Sterling Bank, where he opened and grew the Seattle corporate banking office, from 2002 to 2004, and a Senior Vice President and team leader for the Seattle corporate banking team of U.S. Bank from 1990 through 2002. Mr. Mitchell served on the Board of Directors of the Washington Bankers Association from 2011 to 2018, the Board of Directors of the Western Bankers Association from 2015 to 2018, and the board of Bellevue LifeSpring, a nonprofit organization, from 2009 to 2017. Mr. Mitchell received his bachelor’s degree from Seattle University, a Masters of Business Administration from the University of Washington and his juris doctorate from Southwestern University School of Law.

Mr. Mitchell was selected to serve as a director based on his knowledge of the banking industry, experience as a chief executive officer and director of a bank, and expertise in commercial banking.

Mark R. Patterson, Director

Mr. Patterson joined the Board in January 2018. Mr. Patterson served as Managing Director and Equity Analyst of NWQ Investment Management Co., LLC, an investment management company (“NWQ”), from 1997 until his retirement in 2014. At NWQ, he conducted fundamental research and valuation analysis of public companies within the financial services sector. Mr. Patterson was a director of FBR & Co. from 2015 until the company’s sale in 2017, serving on its audit and compensation committees. From 1989 to 1997, Mr. Patterson served in various capacities at U.S. Bancorp, including Vice President, Investor Relations, where he was a primary contact between the bank holding company and the investment community. In that role he also performed detailed valuation and capital planning financial analysis that informed the company’s strategic direction. Prior to that position, Mr. Patterson served as a financial analyst in U.S. Bank’s Financial Consulting Division/Planning & Forecasting Department. He is a Chartered Financial Analyst and holds an MBA from The Anderson School at UCLA and a bachelor’s degree in business & mathematics from Linfield College. Mr. Patterson serves on the Board of Trustees of Linfield College, where he is a member of the financial affairs and executive committees and chair of the investment committee.

Mr. Patterson was selected to serve as a director due to his experience in banking operations, perspective as an investor in financial institutions and finance expertise.

Nancy D. Pellegrino, Director

Ms. Pellegrino joined the Board in October 2019. Ms. Pellegrino has more than 30 years of experience in the financial services, private banking, and wealth management industries. She served as a Managing Director and Regional CEO for Citi Private Bank from July 2010 through October 2013 and was at BNY Mellon Wealth Management from August 2000 through July 2010 where she served as Pacific Northwest President and Regional Director. She was also at Banc One Corp from June 1990 through June 2000, rising to the position of Senior Vice President and Regional Sales Director for the Midwest, prior to which she was a Vice President at Texas Commerce Bank Trust Company, which she joined in 1982. She also served on the Board of Directors of Puget Sound Bank from September 2014 until January 2018. Since her retirement from Citi Private Bank in 2013, Ms. Pellegrino has been providing consulting services to individuals, teams and organizations in the private banking, wealth management, social enterprise and family business industries, drawing on her expertise in those fields. She also serves on the boards of several nonprofit organizations, including the Fred Hutch Cancer Research Center Board of Ambassadors. Ms. Pellegrino received her bachelor’s degree from Vanderbilt University in Fine Arts and is a graduate of the Northwestern University Graduate Trust School.

Ms. Pellegrino was selected to serve as a director because of her experience and expertise in the financial services industry.

Douglas I. Smith, Director

Mr. Smith joined our Board in February 2012. Mr. Smith is a director of and has worked for Miller and Smith Inc., a privately held residential land development and home building company in metropolitan Washington, D.C. since 1992, and has served as its president since 2002. He is also the managing member of Miller and Smith LLC and Silent Tree Partners LLC, both of which invest in real estate development and management of those development projects. He has also been a board member of Home Aid Northern Virginia since 2001. Mr. Smith holds an MBA from Harvard Business School and a bachelor’s degree in economics from DePauw University.

Mr. Smith was selected to serve as a director because of his experience in the residential construction lending area as well as his experience in the home building and land development industries.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF SCOTT M. BOGGS, JEFFREY D. GREEN, JAMES R. MITCHELL, JR., MARK R. PATTERSON,
NANCY D. PELLEGRINO AND DOUGLAS I. SMITH.

Directors Continuing in Office

Mark K. Mason, Director, Chairman, Chief Executive Officer and President

Mr. Mason has been the Company’s Chief Executive Officer (“CEO”) and a member of the Company’s Board and HomeStreet Bank’s Chairman of the Board and Chief Executive Officer since January 2010. He became Chairman of the Board of the Company in March 2015 after serving as Vice Chairman of the Board since January 2010. Mr. Mason brings extensive business, managerial and leadership experience to our Board. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. From February 2008 to October 2008, Mr. Mason also served as president of a startup energy company, TEFCO, LLC. He has served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank and The Bjurman Barry Family of Mutual Funds. Mr. Mason is on the boards of directors of the Pacific Bankers Management Institute (the parent company of the Pacific Coast Banking School) and The Washington Bankers Association and is an advisory board member of Seattle University’s Albers School of Business and Economics. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in business administration with an emphasis in Accounting from California State Polytechnic University.

Mr. Mason was selected to serve as a director because of his position as our CEO and his significant experience as an executive officer, director and consultant to other banks and mortgage companies, his credit and lending experience, finance and accounting education and experience and relationships in the banking industry and the capital markets.

Donald R. Voss, Lead Independent Director

Mr. Voss joined the Board in March 2015 and was named Lead Independent Director by the independent directors of the Board in June 2018. He previously served as a director of Simplicity Bancorp and a member of its audit committee beginning in 2011 and served as chairman of the board of directors from October 2013 until the acquisition of that company by HomeStreet in March 2015. Prior to joining Simplicity’s board of directors, Mr. Voss held a variety of positions in a 25-year career with First Interstate Bank, culminating as an executive vice president and manager of the U.S. Banking Division. Much of his banking experience was with domestic and international financial institutions. Mr. Voss is a member of the board of trustees and the executive board and serves as chair of the Planning Committee of Descanso Gardens Guild, Inc., and serves as a member of the board of directors of Valley Water Company and the executive board of the La Cañada Flintridge Sister Cities Association. He was an elected council member of the City of La Cañada Flintridge from 2006 until March 2015 and served as its mayor from 2010 to 2011. Prior to his election to the City Council, Mr. Voss served for five years as the city’s treasurer. Mr. Voss was a member of the board of the San Gabriel Valley Chapter of the American Red Cross, including three years as chairman of that board, and also served on its audit and executive committees. He also served on the governing boards of the Los Angeles County Division of the League of California Cities, the Sanitation Districts of Los Angeles County, the Southern California Association of Governments, the California Contract Cities Association and the San Gabriel Valley Council of Governments, as well as the advisory board of the Santa Monica Mountains Conservancy, an agency of the state of California. Mr. Voss holds a bachelor’s degree in business administration from the University of Washington and a graduate degree in banking from the Stonier Graduate School of Banking.

Mr. Voss was selected to serve as a director because of his general business, financial, credit and risk management, treasury management, and governance skills and because of his civic involvement.

Sandra A. Cavanaugh, Director

Ms. Cavanaugh joined the Board in May 2018. Ms. Cavanaugh has more than 30 years of experience in the financial services, banking and mutual fund industries. As president and CEO of U.S. Private Client Services of Russell Investments from January 2010 until her retirement in June 2016, Ms. Cavanaugh oversaw a $45 billion mutual fund business in the U.S. Prior to joining Russell Investments, Ms. Cavanaugh was an executive vice president at SunTrust Bank in 2009, and held senior executive positions at Washington Mutual/JP Morgan Chase from 2007 to 2009, including as president of WM Funds Distributor and Shareholder Services from 1997 to 2007. Ms. Cavanaugh also held various senior positions with AIM Mutual Funds, First Interstate Bank and American Savings Bank. Since her retirement from Russell Investments in 2016, Ms. Cavanaugh has provided consulting services to help financial services companies build and execute brand, product and distribution strategies. In addition to her executive career, Ms. Cavanaugh holds several board and advisory roles. She received her bachelor’s degree in History with a minor in business from California State University, Fresno and previously held active NASD/FINRA Securities Licenses Series 7, 24, and 53.

Ms. Cavanaugh was selected to serve as a director because of her executive management, business and financial experience and her background as an expert in the financial services industry.

SHAREHOLDER ENGAGEMENT

2020 Shareholder Outreach

At our 2020 annual meeting of shareholders, directors Nancy Pellegrino and James Mitchell each received support from 98.7% of votes cast. For the “say-on-pay” vote approving our executive compensation, we received approval from 97.7% of votes cast (for and against). Based on this high approval rating and the feedback we received from our investors generally in 2020, we do not believe our shareholders have significant concerns about our executive compensation program.

We routinely provide opportunities for our shareholders to connect with our leadership team and actively solicit feedback from our largest shareholders on matters such as corporate governance, executive compensation, Company performance and other areas of investor concern. In keeping with past practice, in 2020 we reached out to shareholders holding approximately 40% of our outstanding shares measured as of June 30, 2020 to offer those investors calls with our management team and, if desired, our independent directors. We spoke with one shareholder who was largely complimentary of our progress in governance matters, executive compensation and Company performance, and heard from several others that they were pleased with our recent performance and did not need to meet with us at this time. In addition to these meetings, our Chief Executive Officer, Chief Financial Officer and Investor Relations Officer attended six investor and industry conferences where we were able to engage with a number of active managers of hedge funds and mutual funds who are investors or potential investors in HomeStreet. We also routinely schedule ad hoc meetings with individual current or prospective investors in addition to the aforementioned conferences Because of the global pandemic, these meetings were all held remotely in 2020, which allowed our leadership team to interact with investors more often than they would have in a typical year as travel time and travel costs were not a factor. As part of our ongoing governance outreach, we also conducted a meeting with Glass, Lewis & Co., a well-recognized proxy advisory services company. This discussion included soliciting feedback and offering updates to topics such as the Company’s plans for future annual shareholders’ meetings, executive compensation practices, and board and management diversity initiatives.

We also commenced the declassification of our board structure in 2020, having asked our shareholders to vote on such measure at the 2019 annual meeting following concerns voiced about our classified board by shareholders leading up to that meeting. We are continuing to declassify the Board, with two thirds of the total Board standing for annual election this year; the full Board will stand for annual election beginning with the annual meeting in 2022.

Shareholder Interest in Environmental, Social and Governance Matters

Several of our larger investors have provided statements to the market and to their portfolio companies generally regarding matters relating to environmental, social and governance matters (“ESG Matters”) in recent years. These have often focused on issues of diversity, equity and inclusion for boards of directors and senior management, concerns about addressing climate change and environmental issues and social justice and equality. While we have not engaged individually with our investors on these matters in any significant depth, we are aware of and actively considering the issues they have raised.

Our nominating and governance committee, the Human Resources and Corporate Governance Committee (“HRCG”), consistent with our Principles of Corporate Governance, continues to make diversity a priority in identifying and considering potential director candidates. In addition, in 2020 the Washington state legislature adopted a new law that applies to companies like ours that are incorporated in that state providing that at least 25% of our Board of Directors must be comprised of individuals who identify as women for our Board to be considered “gender diverse”, and if we do not have a gender diverse board for at least 270 days of any year, we will be required to provide discussion and analysis to our shareholders regarding the Board’s approach to developing and maintaining diversity on the Board of Directors.

We have also listened to concerns raised generally by investors and proxy advisory firms regarding environmental issues such as climate change and sustainability, and we are currently considering ways we can address those issues within our industry and operations. We have automated much of our loan processing in a way that allows for more electronic documentation to be used, reducing our reliance on paper loan documents, and are proud to have our headquarters located in a building that is LEED Platinum certified as well as five other locations that are certified LEED Platinum or LEED Gold. We currently do not have a means to track data on the environmental impact of our customers, which we believe is consistent with how other regional banks do business at this time. We will continue to engage with our shareholders on ideas to improve our awareness and attention to these issues.

With respect to social issues, we have seen a number of social issues, particularly around race and access, that have become prominent in our communities this past year. We believe in investing in our communities to improve the lives of those who live there, and in 2020 made investments in organizations that provide assistance to historically underserved populations a prominent part of our community engagement. Our Community Relations, Diversity, Equity and Inclusion Director is responsible for developing, leading and implementing initiatives that have a measurable impact on diversity, equity and inclusion at HomeStreet. We also have in place a diversity committee made up of employees from a variety of ethnic backgrounds, job functions, and titles to identify ways to increase and promote opportunities for minorities within the company. Our goal is to offer opportunities to traditionally underrepresented members of our communities a chance to advance through training, education, and mentoring. Our focus on these issues is not just internal, but also on our communities in which we do business. In 2020 we donated to non-profit organizations with a focus on career assistance, job training, and placement for minority, underserved and low-income populations in our markets.

Ongoing Shareholder Engagement

We encourage all of our shareholders to reach out to us with questions or comments they may have regarding the Company, and we will continue to seek out shareholders through our existing outreach programs. We maintain an investor relations website at ir.homestreet.com, and shareholders can reach our investor relations department by email at ir@homestreet.com; by phone at (206) 389-6303; and by mail at HomeStreet Inc., Attn: Investor Relations, 601 Union Street, Suite 2000, Seattle, WA 98101. Shareholders can also find our Shareholder Engagement Procedures and Practices on our investor relations website, which provides guidelines for how shareholders can communicate with our Board.

CORPORATE GOVERNANCE

As a bank holding company, we believe it is important to foster an operating environment that articulates a strong focus on compliance and ethical standards, and our Board sets this tone from the top. Our Board is actively engaged in designing, monitoring and enforcing compliance with high governance standards. We discuss our most important corporate governance policies and practices below. Each of our corporate governance policies is reviewed by the committee responsible for that policy and the full Board at least once every year, and more frequently if warranted.

Code of Ethics

The Board has established a code of ethics as defined under the Exchange Act, which applies to all HomeStreet directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. A copy of our Code of Business Conduct and Ethics (“Code of Ethics”) is available on our website at http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer or controller) from, this Code of Ethics within four business days of any such amendment or waiver and, to the extent required by the listing standards of the Nasdaq Global Select Market, by filing a Current Report on Form 8-K with the SEC disclosing such information. Among other things, the Code of Ethics addresses the following principles:

•        complying with laws and regulations;

•        prohibiting insider trading;

•        avoiding conflicts of interest;

•        avoiding questionable gifts or favors;

•        maintaining accurate and complete records;

•        treating others in an ethical manner;

•        maintaining integrity of consultants, agents and representatives; and

•        protecting proprietary information and proper use of assets.

Whistleblower Policy

In addition to our Code of Ethics, we maintain a whistleblower policy which is intended to provide guidance to employees, shareholders and others who may be aware of or concerned about potential violations of our Code of Ethics or other forms of misconduct and wish to report such concerns to our Ethics Compliance Officer, either directly or anonymously through our whistleblower hotline or website.

We have crafted our whistleblower policy to make clear our commitment to providing a confidential process in which individuals can raise questions and concerns about potential misconduct, including potential violations of law, regulation or Company policy, and report potential misconduct while strictly prohibiting any attempt by any director, officer or employee of the Company to identify whistleblowers or retaliate or attempt to retaliate against any whistleblower, anonymous or otherwise. Nothing in the policy is intended to prohibit or impede the reporting of alleged accounting irregularities or securities violations, or anything else covered by the Sarbanes-Oxley Act, the Dodd-Frank Act or any other applicable law directly to the SEC whether or not an initial report is made internally to the Company. The Company has also amended all of its severance agreements and confidentiality agreements with employees to provide similar assurances to employees and former employees.

We provide information on how to access our third-party whistleblower hotline, EthicsPoint, by telephone or through the Internet on both our internal human resources website and our external investor relations website.

At each regular meeting the Audit Committee discusses all current whistleblower reports with the Ethics Compliance Officer, including all new reports received since the last meeting, any ongoing whistleblower investigations and the resolution of any closed investigation.

Principles of Corporate Governance

The Company has adopted Principles of Corporate Governance, which are available on the Company’s website at http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address and phone numbers set forth above.

Director Independence

The Board has determined that, with the exception of Mark Mason, our Chairman of the Board and Chief Executive Officer, all of its members are “independent directors” as that term is defined in the listing standards of Nasdaq and, where applicable, the regulations adopted under Sections 10A and 10C of the Exchange Act. In the course of determining the independence of each nonemployee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a nonemployee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Board Diversity

Our Principles of Corporate Governance include a commitment to diversity as a guideline for our director nomination process. In particular, the guideline provides that the HRCG Committee “will actively seek to include highly qualified women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen, and in choosing between equally qualified candidates will give extra weight to diversity of the candidates.” The HRCG Committee, which acts as our nominating committee, continues to consider diversity as an important goal in board refreshment, consistent with the diversity expectations we continue to hear from our shareholders in our engagement process and with the newly added requirement to the Washington Business Corporations Act requiring us to have a board that is comprised 25% by individuals who identify as women for a minimum of 270 days during the preceding year beginning January 1, 2022, or else provide our investors with a discussion and analysis of what the Company is doing to promote and maintain diversity on our Board.

Board Assessment, Refreshment and Orientation Process

Each year, our Board undertakes a formal self-evaluation process during which all members are asked to identify their areas of strength and expertise. The HRCG then aggregates this information into a report on the strength of the Board which includes, among other things, the skills matrix that we include in our proxy statement. This assessment process, and especially the skills matrix, allows the HRCG to identify where there may be gaps in the overall skill set of the Board as a whole so that we can, if necessary, undertake a search for qualified candidates who not only have senior-management level experience in public companies, financial institutions and banking and fit the stated goals for diversity in our Principles of Corporate Governance, but can also help to broaden or deepen the skillset that we have on our Board. Based on the most recent self-assessment, the HRCG has identified expertise in cybersecurity as a desired skill set.

In recent years, the HRCG identified a need for more board refreshment and new perspectives on the Board of Directors. In 2018, the HRCG identified Sandra Cavanaugh as a board candidate because of her role in leadership in banking and mutual fund industries and her experience working in highly regulated environments, and on that she was appointed as a director by the Board. In 2019, acting on the HRCG’s recommendation, the Board appointed Nancy Pellegrino as a director based on her background in executive leadership at top tier global and national banks as well as her board level experience with corporate governance and compensation matters. Additionally, with the retirement of certain long-term directors in 2020, the Board identified a need to replace the expertise in commercial banking and commercial credit that had been represented by one of the departing directors, and identified James R. Mitchell, Jr. as a new addition to the Board in 2020 to provide that additional depth of experience in community banking and commercial credit. Acting on another need surfaced through the Board assessment process, the HRCG also identified and added Jeffrey D. Green in 2020 to provide an additional member of the Board who qualifies as a financial expert for the purposes of the Audit Committee, bringing additional support to Mr. Boggs who has been the long-time the chair of that committee. All candidates for director who are identified by the HRCG are vetted through a thorough due diligence process, and all Board members are given the opportunity to meet with director candidates at length to ask questions and get to know them before being asked to vote on the appointment of such individuals to the Board.

In addition, our Principles of Corporate Governance provide that directors cannot stand for election to the Board after the age of 74. This age limit is intended to encourage board refreshment. Our Board believes it is in the best interests of our shareholders to refresh our board membership on a regular basis by considering new director candidates who can bring a fresh or different perspective to the Board. We have heard from our shareholders that they also value regular board refreshment measures. From time to time the board will consider waiving the age limit based on 1) our board evaluation process, 2) whether the limit waiver inhibits or prevents a broad range of director tenures, 3) whether the limit waiver would disadvantage independent directors compared to non-independent directors, and 4) whether the limit waiver is applied evenly, and not in a prohibited discriminatory manner. Since January 2018, we have added five new directors to the Board, Mr. Patterson, Ms. Cavanaugh, Mr. Green, Ms. Pellegrino and Mr. Mitchell, and five directors have left the Board.

While board refreshment is important to bring new perspectives, our Board has also implemented a formal onboarding and orientation process for new directors in order to maintain continuity and bring new directors up to speed with the Company’s operations, corporate governance practices and overall strategy. The orientation is designed to help new directors contribute fully to their governance work on the Board as early in their tenure as possible. As a result of the process directors are expected to understand a) their roles and responsibilities and time commitment to their governance work; b) current goals, opportunities and challenges facing the organization; c) major lines of business and the key leaders; d) key initiatives and overall business strategy; e) stakeholders; f) how their own background, knowledge and skillsets can contribute to the Board’s work and Company’s goals; g) the background, knowledge skillsets of each of the other directors and key leaders of the Company; and h) how Board decisions are made and the Company’s formal governing policies and practices. The process involves several meetings with the CEO, the lead independent director, standing committee chairpersons, a board mentor, key executives including the general counsel and other staff. These meetings cover a broad array of topics including the strategic plan and planning process; the Company’s vision values goals and culture; the company’s recent successes and challenges; charters of the company, its principal subsidiaries and various committees; board and executive compensation details and philosophies; recent CEO performance reviews; executive leadership and succession planning; organization charts; biographies; board development and training. Copies of key Board documents are scheduled and provided in hard copy or by electronic access to each new member.

Board Leadership Structure

Our Board believes that it is in the best interests of the Company for the Board to retain discretion to make a determination regarding whether or not to separate the roles of Chairman of the Board and CEO based upon varying circumstances, and the majority of our shareholders have supported this approach, voting against a proposal to require the separation of those roles at our 2019 annual shareholder meeting. The Board is currently chaired by Mr. Mason, our CEO, who is subject to re-appointment as Chairman of the Board each year by the Board. Our Principles of Corporate Governance provide that if the Chairman of the Board is an executive of the Company, the independent directors shall elect a Lead Independent Director.

The Company’s bylaws and Principles of Corporate Governance provide a clear description of the role of the Lead Independent Director: the Lead Independent Director is responsible for presiding over all executive sessions of independent or non-management directors, and in the absence of the Chairman of the Board presiding over shareholder meetings and Board meetings; serves as the liaison between the Chairman and the independent directors; meets with the Chairman prior to all Board Meetings to review and discuss the agenda; and has the right to approve meeting agendas, meeting schedules and other information sent to the Board. The Lead Independent Director also serves as the primary point of contact (through the Corporate Secretary) for shareholders wishing to engage with the Board.

The Board maintains a Lead Independent Director to facilitate discussion, coordinate and reflect the views of the independent directors and, most importantly, to ensure that the Company’s governance practices are aligned in the best interests of all shareholders. Mr. Voss was appointed by the independent directors of the Board in 2018 and currently serves in that role. The Board reviews the appointment of our Lead Independent Director position each year.

The Board believes that this leadership structure provides balance and currently is in the best interests of the Company and its shareholders. The role given to the Lead Independent Director helps to ensure a strong, independent and active board, while Mr. Mason serving as the Chairman of the Board enables the Company and the Board to continue to benefit from his skills and expertise, including his extensive knowledge of the Company and its industry and his experience successfully navigating the Company through both strong and challenging periods.

The following table illustrates how responsibilities are delegated between Mr. Mason and Mr. Voss:

	Chairman/Chief Executive Officer	Lead Independent Director
Board Meeting	• Authority to call full meetings of the Board • Presides over meetings of the full Board

•   Attends full meetings of the Board

•   Presides over meetings of independent directors and non-management directors

•   Briefs Chairman on issues arising from executive sessions

•   Presides over meetings of the Board in the absence of the Chairman

Agenda	• Primary responsibility for shaping Board agendas, consulting with the lead independent director	• Collaborates with Chairman to set Board agenda and provide Board with information • Approves agenda and meeting schedules to be sent to the Board
Board Communications	• Communicates with all directors on key issues and concerns outside Board meetings	• Facilitates discussion among independent directors on key issues and concerns outside Board meetings, including contributing to the oversight of the Chairman and management succession planning
Shareholder Communications	• Primary spokesperson for the Company in communications to shareholders	• Serves as liaison for shareholders who wish to communicate with the Board (such communications to be sent through the Corporate Secretary)

Board Role in Risk Oversight

The Board, together with its committees and senior management, has oversight for our risk management framework and is responsible for helping to ensure that our risks are managed in a sound manner. The Board’s principal responsibility in this area is to oversee an enterprise-wide approach to risk management and ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the Board’s ability to fulfill this oversight responsibility, as the Chairman, in his role as CEO, is able to focus the Board’s attention on the key risks we face.

In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Enterprise Risk Management Committee, and the HRCG Committee. The Audit Committee reviews and discusses with management significant financial and non-financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Enterprise Risk Management Committee oversees and assesses the adequacy of the Company’s risk management framework, monitors compliance with the Board-approved risk appetite measures and other key risk measures and oversees management of key risks not overseen by other committees of the Board, including legal, compliance and operational risks, information technology, information security and cybersecurity risks. The HRCG Committee oversees management of risks relating to the Company’s governance, compensation plans and programs. The Audit Committee, the Enterprise Risk Management Committee and the HRCG Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management. The board of directors of our primary subsidiary, HomeStreet Bank, also oversees certain risks specific to HomeStreet Bank, including credit, liquidity, interest rate and price risk, through various committees of the HomeStreet Bank board, including credit and finance committees.

Leadership Response to COVID-19 Pandemic

In February 2020, the Puget Sound region where we are headquartered had the first reported death from COVID-19 in the United States. As a result, our communities were among the first impacted by both the outbreak of the virus in the United States and the stay home/stay safe orders that quickly followed. Our Board of Directors, including the Enterprise Risk Management Committee, Audit Committee and Human Resources and Corporate Governance Committee, worked closely with management to provide crucial leadership through this unprecedented and uncertain time.

At the beginning of March 2020, our management team convened our Crisis Management Team (CMT), led by our Chief Technology and Security Officer, to focus on the health and safety of our employees and customers. Following the guidance of the CMT, management directed that those who could work from home do so immediately, a significant change for our organization, a direction that was implemented in some cases before the communities were even given official orders to stay home or shelter in place. The CMT also sourced and provided personal protective equipment, or PPE, to those who could not work from home. On March 22, 2020, the U.S. Department of the Treasury designated financial services companies as a critical infrastructure sector of the United States. By that time, HomeStreet had already begun to take actions before that date to create a safe workplace environment for its employees while continuing to meet the needs of our customers during a time of great uncertainty and change, working quickly to develop ways to keep our essential employees safe at work while still serving our customers well. Throughout the pandemic, management and the CMT have continued to provide support in several different areas:

The Board has also remained engaged in the oversight of the Company’s response to the pandemic, and receives frequent updates on employee health and welfare, the impact of economic challenges created by the pandemic on the credit quality of the Bank’s various portfolios, and an ongoing and frequently updated robust analysis of the impact to the Company’s risk profile of the pandemic and related economic challenges.

Overall, HomeStreet went to great lengths to care for its employees and customers during 2020, which was an unusual year of extended crisis due not only to the COVID-19 pandemic but also because of regional, civil unrest in many of our banking communities. Our CEO and senior leadership participated extensively in the CMT as a part of this response. The CMT consists of 16 core members and 9 optional participants, and during 2020 it met approximately 80 times to evaluate, plan, and act to keep HomeStreet back office and front branch locations safe for our workers, customers and vendors. This team promptly engaged in broad information gathering and learning efforts to gain as much real-time knowledge as was available from city, state, federal and global sources including medical, legal, social and financial organizations to develop an effective approach to leading the business through the intense uncertainty. We categorize the details of the work done by the CMT into four main areas: operational response, direct employee support, resource repository and exposures and actual protections.

Operational COVID-19 Response

In order to protect the physical health of our employees and customers, branch access for all Bank branches was limited to appointment only hours, and the CMT developed a comprehensive Phased Social Distancing and Return to Work Plan for employees to learn and understand our newly implemented emergency measures. We adopted a Social Distancing Policy and COVID-19 Sanitation Measures across all office and branch locations. Our Senior Vice President, Chief Technology and Security Officer, was designated as the officer charged with the responsibility and authority to establish, implement and enforce this Policy consistent with guidance from relevant federal and state health authorities.

Management and CMT also provided support and other resources to our lending teams as they worked to provide customers with crucial loan assistance due to the financial impacts of the pandemic. Following the passage of the CARES our lending teams focused on supporting as many customers as possible in obtaining crucial loan assistance, both through the extension of new credit such as PPP funds or working with our existing borrowers experiencing difficulties by offering forbearance or other loan modifications where appropriate.

Communication

We also put a priority on open, clear and timely communication to employees and to highly impacted customers during this challenging and uncertain time. Our leadership team, especially our Chief Executive Officer, increased communications with these groups, including through a frequent webcast open to all employees featuring a question and answer session to address employee’s concerns, in an effort to provide information, assurance, guidance and solicit feedback in this difficult time.

Outside of these direct communications, key leaders within the CMT also developed multiple successive rounds of frequently asked questions to share with employees as new information developed to keep employees fully informed of safety and security requirements. We created guidance documents for managers to help with managing virtual staff and hiring, and we implemented guidance and restrictions related to public gatherings and travel. Offices were marked with new internal signage, we limited meeting spaces and closed or reduced group gathering spaces. We also increased the frequency of localized cleaning for high-touch areas within shared office spaces.

Direct Employee Support

Recognizing challenges employees were facing due to the pandemic, social unrest, changes in work environment, changes in personal lives and for many, changes with parenting and schooling, we developed resources specifically to help parents think about micro-schools and juggling changing demands with home schooling children along with several other resource guides around parenting, and other childcare resources. We increased communications to employees to remind them of employee assistance plan benefits, and we conducted a special postcard home-mailing to employees to provide them our employee assistance program details and contact information. We also began implementing a mobile phone text-based interface with medical professionals that we launched in early 2021 allowing employees to receive some medical services remotely.

Recognizing employees who were working remotely were in a new work environment, we shared tips and videos about working from home, evaluating their at-home workstation, and how to stay ergonomically safe while working from home. We also offered employees the opportunity to take certain of our surplus office furniture such as desks, chairs and filing cabinets for their home use, thereby reducing the amount of surplus equipment we were holding in inventory following our 2019 reduction in force while also providing much needed home office equipment to employees free of charge.

For our frontline branch and essential operations workers who were unable to work remotely, we provided an increased benefit allowing employees to take 5 paid days away from work for extra relief and rest away from the office in recognition of the increased stress of working in a customer-facing environment during this challenging time. A total of 269 employees took advantage of this, for an aggregate 8,853 hours of relief and rest time being used by our employees during 2020.

Resource Repository

HomeStreet also created a webpage, which is available to all employees, containing all the above-mentioned resource materials. This website also included guidance around travel and social distancing safety, resources for printing signage for retail branches, and information for employees who chose to take a furlough due to extraordinarily difficult health or family situations regarding continuing their medical benefits and protecting their ability to return to their jobs.

COVID-19 Exposures and Actual Protections

We restricted visitors and implemented safety training for all employees and protocols requiring employees to take temperatures and attest to their own wellbeing before coming to work each day. Despite our strong social distancing and safety efforts in the workplace, a small number of our employees did become exposed to COVID-19 through their personal or social interactions outside work. However, with our robust process and contact tracing protocols, which were handled internally through our Human Resources team, we promptly received notification, directed impacted individuals to isolate away from work, and when necessary, traced possible exposures at the workplace and erred on the side of caution by sending employees home if there was a risk of close contact. Additionally, HomeStreet continued wage payments to employees who were quarantined away from work either due to healthcare provider, CDC or employer quarantine requirements and did not require employees to take personal sick or vacation time if it was due to these safety measures. We believe that our strong focus on action and attention to safety in our workplaces has been key to our success to date in significantly restricting the spread of COVID-19 at our facilities.

Information Security Risks

The Board oversees the Company’s cyber risk management program through the Enterprise Risk Management Committee, or ERMC, which is tasked with oversight of risk issues, including cybersecurity and information security risks, and is comprised entirely of independent directors. Our Chief Information Officer and Chief Technology and Security Officer, who oversees our information security program and our vendor management program, have led the way to develop programs and policies to address and respond to the threat of security breaches and cyberattacks in order to protect and preserve the confidentiality, integrity and continued availability of all information owned by, controlled by or in possession of the Company and our vendors, including both the Company’s sensitive and confidential information and the information of our customers, employees and affiliates. These programs and policies are reviewed and updated on a regular basis, and the implementation of such programs and policies is overseen by those officers along with our Information Security Program Office.

Certain of these programs and policies address incident response processes, including a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The ERMC receives quarterly reports from the Chief Information Officer, the Chief Security and Technology Officer and Chief Risk Officer as well as interim reports on large scale cybersecurity events and the impact, if any, on the Company. The Board and the ERMC also periodically receive updates about the results of exercises and response readiness assessments led by internal staff as well as outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The ERMC regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

The ERMC has engaged a cybersecurity expert to work closely with the ERMC to independently review our cybersecurity-related policies and processes, provide training and advice on cybersecurity and information security matters, and materials provided by the consultant are often provided to the full Board to better inform all directors on matters of cybersecurity and information security risks. All of our employees also receive periodic training in cybersecurity and information security risk management and mitigation through required corporate training courses, and ongoing phishing exercise. We maintain an additional insurance policy to help defray the potential costs of a cybersecurity incident, were one to occur.

Employee Compensation Risks

HomeStreet’s management and the HRCG Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create excessive risks or risks that are reasonably likely to have a material adverse effect on HomeStreet.

Board Meetings and Committees

During the year ended December 31, 2020, the Board held 13 meetings. Each of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served during the past fiscal year.

The Board has four standing committees: an Executive Committee, an Audit Committee, an Enterprise Risk Management Committee and an HRCG Committee.

2020 Committee Memberships of Directors of HomeStreet, Inc.

Director	Executive Committee	Audit Committee	HRCG Committee	Enterprise Risk Management Committee
Mark K. Mason, Chairman	Chair
Scott M. Boggs	✓	Chair		✓
Sandra A. Cavanaugh			✓	Chair
Jeffrey D. Green(1)		✓	✓
James R. Mitchell, Jr.		✓	✓
Mark R. Patterson	✓			✓
Nancy D. Pellegrino(1)			✓	✓
Douglas I. Smith		✓	Chair
Donald R. Voss	✓	✓		✓
David A. Ederer, Chairman Emeritus(3)	✓	✓
Thomas E. King(3)		✓	✓
George “Judd” Kirk(3)			✓	✓

____________

(1)      Mr. Green joined the Board in June 2020 and was appointed to the Audit Committee and HRCG Committee at that time.

(2)      Ms. Pellegrino was appointed to the Enterprise Risk Management Committee in June 2020.

(3)      Mr. Ederer, Mr. King and Mr. Kirk served in these roles through the end of their terms as director on May 21, 2020.

Executive Committee

The Executive Committee is composed of at least three members of the Board, a majority of whom are required to be and are independent directors as determined by the Board. The Chairman of the Board serves as the Chair of the committee. The Executive Committee is delegated authority to act on behalf of the Board on certain matters that are not otherwise delegated to another committee of the Board in between regularly scheduled Board meetings. The Executive Committee is not authorized to take any action that cannot be delegated by the Board under Washington law and is also expressly not authorized to adopt any agreement for merger or consolidation, recommend to shareholders the sale, lease or exchange of all or substantially all of the Company’s assets, recommend a dissolution of the Company (or the revocation of a dissolution) to the shareholders, amend the Bylaws, elect officers, fill vacancies on the Board, declare a dividend, or authorize the issuance of stock (other than pursuant to specific delegation from the Board where the Board has already approved the issuance and the Executive Committee is approving certain details of the issuance), all of which are expressly reserved to the full Board.

Audit Committee

Our Audit Committee is composed solely of independent directors as required by the Nasdaq corporate governance standards, and each of the members of the Audit Committee meets the independence requirements set forth in all applicable Nasdaq corporate governance standards, including independence requirements for audit committee members, and Rule 10A-3 under the Exchange Act. The Board has determined that each of Mr. Boggs and Mr. Green is qualified as an “audit committee financial expert.”

Our Board has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•        oversee the financial reporting process on behalf of our board of directors, review and discuss the audited financial statements, including significant financial reporting judgments, with management and the Company’s auditors and report the results of its activities to the board;

•        be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•        review and approve non-audit services, including a reconciliation of fees actually paid for non-audit services as compared to fees previously approved for such services;

•        review the adequacy of our internal accounting controls and financial reporting processes;

•        approve and monitor our internal audit plans and policies;

•        review the performance compensation and independence of our Chief Audit Officer; and

•        annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

The Audit Committee held eight meetings during the last fiscal year.

Enterprise Risk Management Committee

The membership of the Enterprise Risk Management Committee is limited to persons who meet the independence standards established by Nasdaq corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The Enterprise Risk Management Committee of the Company meets jointly with the Enterprise Risk Management Committee of HomeStreet Bank, and together they oversee and assess the adequacy of the Company’s tolerance and management of key enterprise-wide risks, including credit, interest rate, liquidity, price, operational, compliance/legal, strategic and reputational risks. The Enterprise Risk Management Committee is also responsible for monitoring the Company’s risk profile and exposure to various types of risks, including cybersecurity and information security risks, as well as reviewing management’s adherence to the Company’s established risk management policies and benchmarks. As with other committees of the Company, the Enterprise Risk Management Committee is authorized to hire such independent experts as the committee may deem necessary or appropriate, and at present engages a cybersecurity and information security expert to help with oversight and assessment of the Company’s risks in those areas. The Enterprise Risk Management Committee is required to meet at least quarterly.

The Board has adopted a written Enterprise Risk Management Committee charter, a current copy of which is available on our website at http://ir.homestreet.com. Among other things, this charter requires the Enterprise Risk Management Committee to:

•        recommend risk appetite and tolerances for risk for the Company and its subsidiaries to be approved by the Board;

•        review and approve the Company’s enterprise risk assessments prepared in connection with the Company’s strategic plan including its capital plan;

•        monitor the Company’s risk profile and ongoing and potential exposure to material risks of various types, including monitoring the Company’s overall capital adequacy and capacity within the context of the approved risk limits and actual results;

•        provide a forum for evaluating and integrating risk issues, processes and events arising within the Company and its subsidiaries;

•        coordinate with various Board committees a discussion of the Company’s significant processes for risk assessment, risk management and actions taken by management to monitor, control and remediate risk exposures;

•        oversee compliance and fair lending practices, including:

•        review regulatory examinations and reports;

•        monitor the implementation of any corrective action agreed to under regulatory examination reports;

•        review and approve the Company’s Compliance Management System, Fair Lending Policy and Bank Secrecy Act (“BSA”) Policy;

•        appoint the Chief Compliance Officer, Fair Lending Officer and BSA Officer; and

•        monitor the implementation of changes in significant regulations and the impact of such changes upon the Company’s significant risks;

•        oversee information technology, information security and physical security practices, including:

•        reviewing reports from management on technology and security risks, including cyber risks; and

•        appointing the Chief Security Officer and Chief Information Security Officer;

•        review and approve, at least annually, risk related policies; and

•        review the performance, compensation and independence of the Chief Risk Officer.

The Enterprise Risk Management Committee held five meetings during the last fiscal year.

Human Resources and Corporate Governance Committee

The HRCG Committee acts as both our nominating and corporate governance committee and our compensation committee. The HRCG Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the Board, evaluate and set compensation with respect to our directors and executive officers and oversee issues related to management of human capital resources, among other things. Beginning in 2021, the HRCG will also receive reports from the Company’s Community Relations and Diversity Equity & Inclusion Officer at least two times a year to increase oversight of and involvement in the management of our human capital resources.

Although the HRCG Committee receives input from our Chief Executive Officer, executive leadership and the HRCG Committee’s independent compensation advisor, the HRCG Committee makes its own independent determinations regarding executive officer compensation. The HRCG Committee is composed solely of independent directors under Nasdaq corporate governance rules, each of whom has also been determined to be independent pursuant to Rule 10C-1(b)(1) of the Exchange Act describing independence standards relating to members of the compensation committee.

Our Board has adopted a written charter for the HRCG Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to both compensation and nominating committee requirements. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, this charter calls upon HRCG Committee to:

•        develop and recommend to the Board criteria for identifying and evaluating candidates to become Board and committee members;

•        identify, review the qualifications of, and recruit candidates for election to the Board;

•        assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board and appointment to one or more committees of the Board;

•        function as a compensation committee for the purpose of Nasdaq Listing Rule 5605(d);

•        select and recommend to the Board director nominees for election or reelection to the Board at each annual meeting of shareholders;

•        develop and recommend to the Board a set of corporate governance principles applicable to the corporation, including periodic review and reassessment of such principles;

•        make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•        review and assess the channels through which the Board receives information, and the quality and timeliness of the information received;

•        oversee the evaluation of the Board and its committees;

•        review and recommend changes as appropriate to the Board in the Code of Ethics, and biannually review this code;

•        review and oversee the Company’s overall compensation structure, philosophy, policies, benefit plans and programs (including for directors and management) and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•        review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent directors the CEO’s compensation level based on this evaluation. The CEO cannot be present during any voting or deliberations by the HRCG on his or her compensation;

•        oversee the evaluation of Bank executive officers and set the compensation of such officers;

•        review, approve and recommend to the Board employment agreements and severance agreements for executive officers, including change-in-control provisions, plans or agreements; and

•        review succession plans relating to positions held by executive officers and make recommendations to the Board regarding the selection of individuals to fill these positions.

The HRCG Committee charter allows the committee to delegate its duties and responsibilities related to compensation, nomination and corporate governance to a subcommittee of the HRCG Committee that consists of not less than two members of the HRCG Committee.

The HRCG Committee held eight meetings during the last fiscal year. The HRCG Committee Report is included in this Proxy Statement.

Interaction with Consultants

Pursuant to its charter, the HRCG Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding authority to the HRCG Committee to do so.

The HRCG Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as its independent executive compensation consultant. None of the Company’s management participated in the HRCG Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the HRCG Committee and the HRCG Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the HRCG Committee, as requested, and communicates with the Chair of the HRCG Committee between meetings; however, the HRCG Committee makes all decisions regarding the compensation of the Company’s executive officers.

Pearl Meyer provides various executive compensation services to the HRCG Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the HRCG Committee. The services Pearl Meyer provides under the agreement include advising the HRCG Committee on the principal aspects of HomeStreet’s executive compensation program and evolving best practices given the Company’s particular circumstances, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.

The HRCG Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The HRCG Committee periodically monitors the Company’s relationship with Pearl Meyer with regard to among other things the requirements of Nasdaq rules related to the selection and assessment of conﬂicts of interest pertaining to compensation consultants, and determined that Pearl Meyer’s work for the HRCG Committee did not raise any conﬂicts of interest.

Human Resources and Corporate Governance Committee Interlocks and Insider Participation

None of the members of the HRCG Committee served as an officer or employee of the Company during ﬁscal year 2020 or any of the three previous years or has had any relationships or participated in any related party transactions that are required to be disclosed under the rules of the SEC. During fiscal year 2020, none of our executive officers served on the board of directors or compensation committee of any company where one of that company’s executive officers served as one of our directors.

Process for Recommending Candidates for Election to the Board of Directors

The HRCG Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the HRCG Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel and Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualiﬁcations, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of the Company’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board of Director must also meet any approval requirements set forth by our regulators.

The HRCG Committee regularly reviews the current composition and size of the Board. The HRCG Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board, for selection as director nominees are as follows:

•        In its evaluation of director candidates, including the members of the Board eligible for re-election, the HRCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conﬂicts of interest, other commitments and the like, and (3) such other factors as the HRCG Committee may consider appropriate.

•        In addition to the criteria listed above, the Board and HRCG Committee have made a commitment to diversity on the Board a priority. In 2017, the Board amended our Principles of Corporate Governance to include a mandate that the HRCG Committee actively seek to include highly qualiﬁed women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen, and in choosing between equally qualiﬁed candidates to give extra weight to the diversity of the candidates.

•        While we have not established speciﬁc minimum qualiﬁcations for director candidates, we believe that candidates and nominees must reﬂect a Board of Directors that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the Company’s business in particular, (4) have qualiﬁcations that will increase the overall effectiveness of the Board and (5) meet other requirements as may be required by applicable rules, such as ﬁnancial literacy or ﬁnancial expertise with respect to audit committee members.

•        With regard to candidates who are properly recommended by shareholders or by other means, the HRCG Committee will review the qualiﬁcations of any such candidate, which review may, in the HRCG Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the HRCG Committee deems necessary or proper.

•        In evaluating and identifying candidates, the HRCG Committee has the authority to retain and terminate any third-party search ﬁrm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search ﬁrm.

•        The HRCG Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to ﬁll vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•        After completing its review and evaluation of director candidates, the HRCG Committee recommends the director nominees to the full Board.

Attendance at Annual Meetings of Shareholders by the Board of Directors

HomeStreet does not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders. However, we encourage directors to attend. All of our directors then serving on our Board attended our 2020 annual meeting of shareholders virtually.

Insider Trading Policy and Rule 10b5-1 Trading Plans

HomeStreet has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers and directors in the future, or to report any modiﬁcations or terminations of any publicly announced plan, except to the extent required by law.

Contacting the Board of Directors

In 2018, our Board of Directors adopted the HomeStreet, Inc. Shareholder Engagement Practices and Procedures, a copy of which can be found on our investor relations website: http://ir.homestreet.com. Shareholders who desire to contact our non-employee directors may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101 or by sending an email to corporatesecretary@homestreet.com. Our Corporate Secretary receives these communications unﬁltered by HomeStreet, forwards communications to the appropriate committee of the Board or non-employee director and facilitates an appropriate response. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from shareholders addressed to one or more directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the Board or any directors. Correspondence relating to certain of these matters such as customer issues may be distributed internally for review and possible response.

Please note that requests for investor relations materials should be sent to ir@homestreet.com.

Director Compensation

Non-Employee Director Compensation

All directors of the Company also serve as directors of HomeStreet Bank. We believe that our overall non-employee director compensation program is reasonable and appropriate based on our review of peer financial institution data and the data provided by Pearl Meyer, the HRCG Committee’s outside compensation consultant. The analysis provided by Pearl Meyer regarding our 2020 director compensation program showed that average pay per director was positioned below the 25th percentile relative to our peer group and as a result, changes were implemented to our director compensation plan effective January 1, 2021. Determination of the changes were based on market data and the time and effort spent in serving on each Committee. Director compensation is now positioned closer to the 50th percentile in order to fairly compensate directors for the levels of services they provide.

For 2020, our non-employee directors were paid an annual retainer of $64,000, with a minimum of $30,000 of that fee being paid in fully vested stock (subject to any individual director’s election to receive more of the fees in fully vested stock, up to 100% of all fees). Committee chairs each earned an additional annual retainer of $10,000 for each committee of the Board they chair, and the lead independent director also earned an additional $10,000 annual retainer. Each non-employee director also earned a fee of $500 per committee meeting attended for all committees other than the Executive Committee (other than for short, telephonic committee meetings for which the fee is $250 per meeting). Members of the Executive Committee were paid an additional annual retainer of $10,000 for their service on that committee in lieu of per-meeting fees.

Beginning January 1, 2021, non-employee directors will receive an annual retainer of $90,000, with a minimum of 50% of that being paid in fully vested stock (subject to any individual director’s election to receive more of the fees in fully vested stock, up to 100% of all fees). Committee chairs of the HRCG Committee, Audit Committee and Enterprise Risk Management Committee will each earn an additional $15,000 annual retainer, with the additional annual retainers remaining at $10,000 for the chairs of the Bank’s Finance Committee and Credit Committee, and the Lead Independent Director will receive an additional annual retainer of $30,000. The additional annual retainer paid to members of the Executive Committee remains at $10,000. Each non-employee director will continue to earn a fee of $500 per committee meeting attended (or $250 in the case of short, telephonic meetings) for all committees other than the Executive Committee.

In each case, annual retainer fees (including the retainer for membership on the Executive Committee) are paid one-half in cash and one-half in fully vested stock, subject to any individual director’s election to receive more than 50% of such fees in stock (up to 100%). Meeting fees are paid in cash, subject to any individual director’s election to receive any portion of such fees in fully vested stock (up to 100%). Directors are also able to elect to receive some or all of their stock compensation in the form of fully vested deferred stock awards that are settled upon the termination of their service on the Board or at another future date of the director’s choosing. All fees are paid on a quarterly basis, and fees that are paid in fully vested stock or deferred stock awards are granted under the 2014 Plan. The number of shares or deferred stock awards granted in 2020 was determined based on dividing the amount of fees to be paid by the per-share closing price of Company common stock on the last business day prior to grant. Beginning with the first quarter of 2021, these amounts will be determined based on the average price of the Company’s common stock over the prior 20 trading days. We believe this approach reduces volatility in award levels based on daily stock price fluctuations.

Director Stock Ownership Guidelines

Our Principles of Corporate Governance contain stock ownership guidelines pursuant to which each non-executive director is expected to own at least three (3) times the annual retainer fee, valued at the closing price of the common stock on the date of acquisition, (the “Minimum Ownership Level”) at all times from and after the third anniversary of such director’s appointment or election to the Board until the end of such director’s service to the Company as a director. Directors are not required to acquire additional stock to increase their holdings to the Minimum Ownership Level in the event of a decline in the stock value. However, if a sale or other transfer from a director’s account results in the director owning less than the Minimum Ownership Level in shares of the Company’s common stock, the director is then required to re-establish his or her Minimum Ownership Level. Stock received by non-executive directors as part of their director compensation may be counted toward the accumulation of the Minimum Ownership Level. As of April 9, 2020, all directors who have been on the Board for three years or more are in compliance with our stock ownership guidelines, measured based on the annual retainer fee to be paid to directors in 2021.

Compensation for Employee Directors

Employee directors do not receive compensation for serving on our Board. Accordingly, Mark Mason, who serves as Chairman and is an executive of the Company, is not paid any additional retainer or compensation for his services as a director and Chairman.

2020 Director Compensation Table

The following table shows the compensation earned by our non-employee directors for 2020, including David A. Ederer, Thomas E. King and George “Judd” Kirk, each of whose terms on the Board expired in May 2020.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5),(6)	All Other Compensation ($)(7)	Total ($)
Scott M. Boggs	$53,532	$39,968	$—	$93,500
Sandra A. Cavanaugh	$47,292	$34,958	$—	$82,250
David A. Ederer(1)	$1,849	$33,326	$1,806	$35,175
Jeffrey A. Green(2)	$21,977	$15,393	$—	$37,370
Thomas E. King	$18,993	$11,626	$—	$30,620
George “Judd” Kirk	$18,403	$11,626	$—	$30,120
James R. Mitchell, Jr.	$58	$74,442	$—	$74,500
Mark R. Patterson	$52,532	$39,968	$—	$92,500
Nancy D. Pellegrino(3)	$53	$70,697	$—	$70,750
Douglas I. Smith	$49	$84,201	$—	$84,250
Donald R. Voss(1)	$64,592	$49,916	$—	$114,508

____________

(1)      Stock Award consists of fully vested deferred stock units that will be settled for shares of HomeStreet upon termination of service as a director. Mr. Ederer’s awards were settled in stock following his departure from the Board of Directors in May 2020.

(2)      Mr. Green joined the Board in June 2020.

(3)      Mr. Mitchell joined the Board in January 2020.

(4)      The following directors elected to receive all or a portion of their cash fees in stock (either fully vested stock grants or fully vested deferred stock units): Mr. Ederer, $15,712; Mr. Mitchell: $44,000; Ms. Pellegrino, $40,250; and Mr. Smith, $48,750.

(5)      The amounts shown represent the aggregate grant date fair value for the stock awards granted in fiscal 2020.

(6)      Stock awards granted to non-employee directors in fiscal 2020 consist of (a) shares of common stock granted quarterly to our non-employee directors as part of their individual annual retainer or (b) deferred stock units that settle on the earlier of a date chosen by the director electing to receive such deferred stock units or the date such director ceases service on the Board.

(7)      Consists of dividend equivalents paid on issuance of shares from deferred stock units upon retirement from the Board.

EXECUTIVE OFFICERS

The names of the executive officers of HomeStreet and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with the Company and HomeStreet Bank and other biographical information as of April 9, 2021 are set forth below, except for the biographical information for Mr. Mason, which is included under “Proposal 1 — Election of Directors” on page 10 of this Proxy Statement. There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet	Position at HomeStreet Bank
Mark K. Mason	61	Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President
John M. Michel	61	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Financial Officer
William D. Endresen	66		Executive Vice President, Commercial Real Estate and Commercial Capital President
Godfrey B. Evans	67	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Erik D. Hand	55		Executive Vice President, Mortgage Lending Director
Troy D. Harper	53	Executive Vice President, Chief Information Officer	Executive Vice President, Chief Information Officer
Jay C. Iseman	61	Executive Vice President, Chief Credit Officer	Executive Vice President, Chief Credit Officer
Paulette Lemon	65		Executive Vice President, Retail Banking Director
Darrell van Amen	55	Executive Vice President, Chief Investment Officer & Treasurer	Executive Vice President, Chief Investment Officer & Treasurer
Mary Vincent	62	Executive Vice President, Chief Risk Officer	Executive Vice President, Chief Risk Officer

John M. Michel, Executive Vice President, Chief Financial Officer of HomeStreet, Inc. and HomeStreet Bank.    Mr. Michel joined HomeStreet in May 2020 as our Executive Vice President, Chief Financial Officer. His duties include the management of treasury, financial reporting, management reporting, financial planning, and tax. Prior to joining HomeStreet, Mr. Michel had over 25 years of experience as a chief financial officer or senior finance officer at financial institutions and specialty finance companies, including most recently as Chief Financial Officer of First Foundation, Inc., from 2007 through 2020. Prior to his tenure in such roles, he was a senior manager at Deloitte, Haskin & Sells. Mr. Michel holds a BA in Accounting from the University of Notre Dame and is a Certified Public Accountant — California (inactive).

William D. Endresen, Executive Vice President, Commercial Real Estate and Commercial Capital President of HomeStreet Bank.    Mr. Endresen has been a veteran of the commercial lending industry for over 40 years. He joined HomeStreet Bank in March 2015 as Executive Vice President of Commercial Real Estate and President of the HomeStreet Commercial Capital division for HomeStreet Bank and was promoted to his current position in April 2016 to lead the combined commercial real estate lending and operation teams of HomeStreet Bank. He was SVP Managing Director of Fidelity Federal Bank from 1999 to 2002 until the sale of the bank and then returned to the position of president of IMPAC Commercial Capital Corporation from 2002 until 2015. In 1996, Mr. Endresen founded IMPAC Commercial Capital Corporation, a private company that originates small balance multifamily loans through brokers on a wholesale basis, and IMPAC Commercial Holdings, a publicly traded real estate investment trust, and he served as president of those entities from 1996 to 1999. Mr. Endresen studied business at Fullerton College.

Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and HomeStreet Bank.    Mr. Evans joined HomeStreet in November 2009 as Executive Vice President, General Counsel and Corporate Secretary. In March 2010, Mr. Evans was also named Chief Administrative Officer. Mr. Evans is responsible for the delivery and management of all legal services to HomeStreet Bank and the Company, administrative management oversight of (1) the Corporate Real Estate and Facilities Group, (2) Risk and Regulatory Affairs Department (3) Human Resources and (4) the Community Relations Group. Mr. Evans has a

total of over 20 years of experience as a general counsel of public companies. Prior to joining the executive team at HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens beginning in 2008. Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc., a cogeneration manufacturing company, from 2008 to 2009. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals, and from 1987 to 2002, served as executive vice president, chief administrative officer, general counsel and corporate secretary for Fidelity Federal Bank and its publicly traded holding companies, Bank Plus Corporation and Citadel Holding Corporation. Mr. Evans began his law practice at Gibson, Dunn & Crutcher LLP where he practiced from 1982 to 1987. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in architecture from the University of California, Berkeley and a juris doctorate from Loyola Law School in Los Angeles.

Erik D. Hand, Executive Vice President, Mortgage Lending Director, HomeStreet Bank.    Mr. Hand joined HomeStreet Bank in 2019 and currently serves as the bank’s executive vice president and Mortgage Lending Director. In his current role Mr. Hand leads the residential lending production, operations, and servicing areas for the bank. Prior to joining HomeStreet, Mr. Hand was president and chief executive officer of Penrith Home Loans, a mortgage joint venture between HomeStreet Bank and Windermere Real Estate with offices throughout the Pacific Northwest, from May 2011 to February 2019. Mr. Hand has been employed in the mortgage industry since 1988 and has extensive experience in loan production, operations, and secondary marketing at both the executive and operations level. He is a past board member of the Seattle Mortgage Bankers Association (SMBA) and has served as past treasurer and board member of the Outdoors for All Foundation. Mr. Hand studied political science at the University of Colorado.

Troy Harper, Executive Vice President, Chief Information Officer of HomeStreet, Inc. and HomeStreet Bank.    Mr. Harper joined HomeStreet Bank in our corporate information security department in 2013. He was promoted to Senior Vice President, Chief Information Officer in June 2015 and further promoted to Executive Vice President, Chief Information Officer of the Company and HomeStreet Bank in November 2017. In his role as Chief Information Officer, Mr. Harper is responsible for the delivery and management of Information Technology Services and Business Systems Support, Corporate Security and Corporate Information Security for the Company and HomeStreet Bank. In his 25 years of technology management for financial institutions, Mr. Harper worked for the FDIC, held CIO and divisional CIO roles for Pierce Commercial Bank and CGI Group, and provided management consulting and technology outsourcing services with Deloitte Consulting LLP. Mr. Harper holds a bachelor’s degree in finance and accounting management from Northeastern University.

Jay C. Iseman, Executive Vice President, Chief Credit Officer of HomeStreet, Inc. and HomeStreet Bank.    Mr. Iseman joined HomeStreet Bank in August 2009 and currently serves as Executive Vice President and Chief Credit Officer of the Company and HomeStreet Bank. From January 2016 through November 2017, Mr. Iseman also served as Chief Risk Officer of the Company and HomeStreet Bank. Prior to his current position and since joining the Company in 2009, Mr. Iseman served as HomeStreet Bank’s Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Strategic Solutions, Inc., a subsidiary of Bank of America between 2008 and 2009. Mr. Iseman holds a bachelor’s degree in business administration and economics from Seattle Pacific University and a certificate of advanced study in international finance and marketing from the Thunderbird School of Global Management.

Paulette Lemon, Executive Vice President, Retail Banking Director of HomeStreet Bank.    Ms. Lemon joined HomeStreet Bank in 1985. Prior to her promotion to Executive Vice President, Retail Banking Director of HomeStreet Bank in 2015, Ms. Lemon served from 2001 as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in business administration from Western Washington University and she graduated with honors from the National School of Banking through Fairfield University. She is also on the board of directors of Childhaven, a non-profit organization.

Darrell van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and HomeStreet Bank.    Mr. van Amen joined HomeStreet Bank in 2003 and since 2010 has served as Executive Vice President and Treasurer of HomeStreet Bank and since 2012 as Executive Vice President and Chief Investment Officer and Treasurer of the Company. Prior to his current position with HomeStreet Bank, he was the Vice President, Asset/Liability Manager and Treasurer of HomeStreet Bank and the Company from 2003 to 2010. Mr. van Amen is also a director of Habitat for Humanity Seattle/King County and serves on the Seattle University Advisory Board. He holds a bachelor’s degree in economics from Weber State University and a master’s degree in economics from Claremont Graduate University.

Mary Vincent, Executive Vice President, Chief Risk Officer of HomeStreet, Inc. and HomeStreet Bank.    Ms. Vincent joined HomeStreet Bank in 1987 and in November 2017 became Executive Vice President, Chief Risk Officer of both the Company and HomeStreet Bank in 2012. Ms. Vincent has held numerous senior-level risk-management-related positions at HomeStreet Bank, including Compliance Officer, Bank Secrecy Act Officer and most recently Senior Vice President, Compliance and Regulatory Affairs Director, a position that she held from 2012 until her promotion to Chief Risk Officer. Prior to joining HomeStreet, Ms. Vincent worked for six years in regulatory examination and supervision with several regulatory agencies. She is a member of the Seattle chapter of the Risk Management Association and a past officer and finance committee chair of Soroptimists International of Seattle. Ms. Vincent holds a bachelor’s degree in finance from the University of Washington and is a graduate of the Pacific Coast Banking School.

EXECUTIVE COMPENSATION

Introduction

Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our shareholders.

In this Compensation Disclosure & Analysis (“CD&A”), we review the objectives and elements of the Company’s executive compensation program and discuss the 2020 compensation earned by our named executive officers listed below (“NEOs”). It also describes the process followed by the HRCG Committee for making pay decisions, as well as its rationale for specific decisions related to 2020.

2020 Named Executive Officers

Name	Title
Mark K. Mason	Chairman, President and Chief Executive Officer
Mark R. Ruh(1)	Former Executive Vice President, Chief Financial Officer
John M. Michel(1)	Executive Vice President, Chief Financial Officer
Darrell van Amen	Executive Vice President, Chief Investment Officer and Treasurer
Erik D. Hand	Executive Vice President, Mortgage Lending Director
William Endresen	Executive Vice President, Commercial Real Estate and Commercial Capital President

____________

(1)      Mr. Ruh served as Executive Vice President, Chief Financial Officer until May 8, 2020. Mr. Michel was appointed Executive Vice President, Chief Financial Officer on May 11, 2020.

Executive Summary

2020 Business Highlights

2020 began as a continuation of the work that was begun in 2019 with our efficiency and profitability improvement initiative. We anticipated a year of incremental improvement resulting from the significant strategic changes of prior years’ restructuring and M&A activity. However, by February the company was facing the unprecedented demands of managing through the COVID-19 global pandemic. We reacted quickly and decisively, requiring most of our employees to work remotely, establishing additional sanitation and distancing policies and procedures, supplying all of our offices with additional personal protective equipment (“PPE”), restricting our branches to appointment only in order to manage the amount of foot traffic, rolling out government sponsored assistance programs such as the Paycheck Protection Program (“PPP”), and instituting increased employee communication with weekly calls hosted by Mark Mason. These changes in protocols were to ensure that the company would be able to continue to serve our customers and communities with minimal disruption.

We immediately reduced new lending risk overall and stopped lending in the hardest hit industries while working with our commercial borrowers directly impacted by the pandemic. This resulted in many requests for forbearance being denied due to the borrower having the financial wherewithal to support ongoing loan payments and offering forbearance or modifications to loan terms only when necessary. Many of these positive results stem from our culture of maintaining strict credit standards, building a diversified loan portfolio, and staying away from historically risky businesses. Our planned real estate related savings were not fully realized due in large part to the effects of the pandemic on the sublease market. However, extraordinary charges taken during 2020, including additional charges against reduced office space due to lower occupancy needs resulting from ongoing remote work, will realize substantial benefits in 2021 and going forward.

Despite the challenges presented by the global pandemic, we benefited from our diversified business model, our conservatively underwritten loan portfolio, and the steadfast commitment of our employees. The low interest rate environment contributed to an improvement in our net interest margin, increasing from 3.05% in 2019 to 3.13% in 2020 as our interest-bearing liabilities decreased more than the decrease in the yield of our interest earning assets. We also benefitted from high loan volume and profitability in our single-family mortgage banking business and we had record origination volumes of commercial real estate loans and higher volumes of commercial real estate loan sales. These increased revenues, along with the benefits of our efficiency and profitability improvement project resulted in meaningful improvement in our profitability and our efficiency.

In discussing our second quarter 2019 results, we shared guidance with the capital markets for expectations to be achieved for the third quarter of 2020, based on earnings and cost savings estimates we developed, with the caveat that such savings will be influenced by the economic environment and accuracy of consultant estimates. These expectations were:

•        Core Return on Average Assets (“ROAA”) greater than 1.10%

•        Core Return on Average Tangible Common Equity (“ROATCE”) greater than 11%

•        Efficiency ratio in the low 60% range

Despite the adverse impacts of the pandemic on our communities and business, our core results for the third quarter of 2020 surpassed these targets:

•        ROAA was 1.40%; Core ROAA was 1.50%

•        Return on Average Equity (“ROE”) was 14.6%; Core ROTCE was 16.6%

•        Efficiency ratio was 59.9%

Our fourth quarter 2020 our results continued this strong performance:

•        ROAA was 1.47%; Core ROAA was 1.73%

•        ROE was 15.3%; Core ROTCE was 19.0%

•        Efficiency ratio was 56.1%

Our full year 2020 our results also exceeded our prior year guidance despite the effects of the pandemic:

•        ROAA was 1.10%; Core ROAA was 1.23%

•        ROE was 11.3%; Core ROTCE was 13.4%

•        Efficiency ratio was 61.4%

For purposes of computing the above core ratios and efficiency ratios, certain nonrecurring charges primarily related to our discontinued operations and restructuring activities revenues and expenses were excluded. A reconciliation of these non-GAAP ratios to the comparable GAAP results, where calculable, is included in Appendix A to this proxy statement.

Our performance during the year, response to the COVID pandemic, and competitive advantages relative to the business environment resulted in outperformance of HomeStreet’s share price compared to the industry. HomeStreet’s total shareholder return for 2020 was 1.4% compared to the total return for the KBW Regional Bank Index (“KRX”) of -8.7%. This return was aided by the commencement of a regular quarterly common dividend during 2020 totaling $0.60 per share during the year, and share repurchase activity. We repurchased 2.2 million shares during 2020, or 9.2% of total shares outstanding, at an average price per share of $26.31, compared to our tangible book value per share of $31.42 as of December 31, 2020.

2020 Financial Highlights

•        Net income from continuing operations for 2020 was $80.0 million, a 96% increase over 2019.

•        Core net income for 2020 was $88.8 million, a 100% increase from 2019.

•        Return on average equity and return on average tangible common equity (“ROATCE”) for 2020 of 11.3% and 12.1%, respectively.

•        Core ROATCE for 2020 of 13.4%.

•        Prudent Capital Management: During 2020, we maintained our regulatory capital ratios above the minimums required to be considered “Well Capitalized” (as defined in the Federal Deposit Insurance Act prompt corrective active regulations, to which we are subject) at both the Company and at HomeStreet Bank. At December 31, 2019, our capital ratios were:

•        Total Risk-Based Capital Ratio of 14.00% and 14.76% at the Company and HomeStreet Bank, respectively; and

•        Tier 1 Leverage Ratio of 9.65% and 9.79% at the Company and HomeStreet Bank, respectively.

•        Book value per share and tangible book value per share increased from $28.45 and $27.02, respectively at December 31, 2019 to $32.93 and $31.42, respectively, at December 31, 2020.

2020 Executive Compensation Highlights

The HRCG Committee made the following executive compensation decisions for fiscal 2020:

•        Base Salaries: Base salaries were reviewed for all NEOs in February 2020 as part of our annual enterprise-wide performance review process. Mr. van Amen and Mr. Hand each received a base salary adjustment of 2% in March 2020, Mr. Mason received a 10% increase in November 2020 and Mr. Endresen received a 19% increase in March 2020. Mr. Ruh and Mr. Michel did not receive an increase in 2020. The resulting average increase in base salary for the top 5 NEOs was 6.6%. For a full explanation of the decisions related to base salary increases, please see page 43 of this Proxy Statement.

•        2020 Annual Incentives: We maintain a short-term, cash-based incentive plan for non-commissioned officers called the Annual Incentive Plan. Based on our 2020 financial performance, the corporate component of the Annual Incentive Plan attained 137.2% of target performance, which resulted in an above target payout for that component of the Annual Incentive Plan. Our commissioned NEOs are eligible for incentive awards under separate arrangements, as discussed below. For details about payouts, please see page 43 of this Proxy Statement.

•        Long Term Incentives: In 2020, the NEOs received long-term incentive awards in the form of 50% time-based restricted stock units (“RSUs”) and 50% performance-based share units (“PSUs”). None of the PSUs for the performance period 2018-2020 vested or paid out due to the Company not achieving threshold performance. Following our shareholder engagement discussions in the fall of 2018, the HRCG Committee determined that a performance goal of total shareholder return would better align the incentives tied to the PSUs with long-term shareholder value. This new performance metric was used for PSUs starting in 2019, for the performance measurement period of 2019-2021, and continued to be used in 2020 and 2021. For details about long term incentive awards, please see page 48 of this Proxy Statement.

2020 Advisory Vote on Executive Compensation

Approximately 97.7% of the votes cast (for and against) were voted in favor of our named executive officer compensation. Based on this high approval rating and the feedback we received from our investors generally in 2020, we believe our shareholders are supportive of our executive compensation program. We did not make any material changes to the program in 2020.

Summary of Executive Compensation Practices

Our executive compensation program includes the following practices and policies, which we believe promote sound compensation governance and are in the best interests of our shareholders and NEOs:

Compensation Philosophy and Practices

Our executive compensation program is designed to achieve the following objectives:

•        Align the interests of executives and shareholders by linking a significant portion of executive compensation to the Company’s short-term and long-term financial performance.

•        Reward and motivate appropriate executive behavior that produces strong financial results, while managing risks and promoting regulatory compliance.

•        Attract and retain the most qualified and experienced individuals available to further the Company’s success.

•        Provide levels of compensation competitive with those offered by our peers and competitors which are consistent with the Company’s level of performance.

These objectives serve to assure our long-term success and are built on the following compensation principles:

•        Executive compensation is managed from a total compensation perspective (i.e., base salary, short- and long-term incentives, and retirement are reviewed together).

•        All elements of compensation are compared to the total compensation packages of a comparator peer group, which includes banks of similar assets and business lines.

•        In addition to comparator peer group information, each NEO’s experience level, skills, scope of responsibility and performance is factored into the decision for compensation.

Elements of the Executive Compensation Program

The three main elements of the Company’s executive compensation program are base salary, short-term incentives, and long-term incentives, each of which is described below:

Compensation Element	Fixed or At-Risk	Frequency	Cash or Equity	Purpose	Key Feature
Base Salary	Fixed	Annual	Cash	To attract and retain the best talent and recognize individual talent	Reviewed against individual’s level of skill, experience and responsibilities and market data from a group of similarly sized industry peers
Short-term incentives:
Annual Incentive Plan Award (non-commissioned officers only)	At-Risk	Annual	Cash	To motivate performance to meet near-term goals	Earned based on 50% corporate results (80% for CEO) and 50% individual results (20% for CEO), or 50% business unit results and 50% individual results.
Commission Awards	At-Risk	Annual	Cash	To incentivize key business leaders to generate profitable quality loans for HomeStreet Bank	Short-term commissions are earned based on loan volume and profitability along with loan quality metrics. Earned by commissioned NEOs in lieu of Annual Incentive Plan Awards.

Compensation Element	Fixed or At-Risk	Frequency	Cash or Equity	Purpose	Key Feature
Long-term incentives:
PSUs	At-Risk	Annual	Equity	Motivates and incentivizes sustained performance over the longer term that is comparable to or exceeds our peer group	Total annual long-term incentive award is 50% PSUs measured over three years against a performance goal set at the beginning of the performance period.
RSUs	At-Risk	Annual	Equity	Aligns interests of our NEOs with those of our shareholders as the value of RSUs is contingent on our stock price. Also supports our leadership retention objectives.	Total annual long-term incentive award is 50% RSUs, which vest ratably over three years, subject to the executive’s continued employment through the applicable vesting date.

Total Direct Compensation

The charts below show the target and maximum total direct compensation of our CEO, non-commissioned NEO’s and commissioned NEOs for fiscal year 2020. These charts illustrate that a significant portion of target total direct compensation is performance or at-risk based (60% for our CEO and an average of 52% for our non-commissioned NEOs and 76% for our commissioned NEOs).

2020 compensation mix for our CEO is shown below.

CEO Compensation Mix
$2,500
$2,000
$1,500
$1,000
$500
$-
Target
Maximum
30%
15%
15%
40%
37%
18%
12%
33%
At Risk
Long-Term
At Risk
Long-Term
Base Salary
Restricted Stock Units
Performance Share Units
Short-Term Incentive

2020 compensation mix for our Non-Commissioned NEOs (Mr. Michel and Mr. van Amen) is shown below.

Non-Commissioned NEO Compensation Mix
$1,200
$1,000
$800
$600
$400
$200
$-
At Risk
Long-Term
26%
13%
13%
48%
30%
16%
11%
41%
Target
Maximum
Base Salary
Restricted Stock Units
Performance Share Units
Short-Term Incentive

And 2020 compensation mix for our Commissioned NEOs (Mr. Endresen and Mr. Hand) is shown below.

Commissioned NEO Compensation Mix
$1,200
$1,000
$800
$600
$400
$200
$-
At Risk
Long-Term
64%
5%
5%
26%
At Risk
Long-Term
63%
7%
5%
26%
Target
Maximum
Base Salary
Restricted Stock Units
Performance Share Units
Short-Term Incentive

The Decision-Making Process

Role of the HRCG Committee. The HRCG Committee oversees the executive compensation program for our NEOs. The HRCG Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the HRCG Committee’s authority and responsibilities are specified in the HRCG Committee’s charter, which may be accessed at our website, www.homestreet.com.

Pearl Meyer, acting as the Company’s independent, external compensation consultant, provides peer market data to the HRCG Committee as requested to evaluate the annual compensation of our NEOs. The Committee reviews and approves recommendations from the CEO for the other NEOs compensation and reviews the elements of CEO compensation in executive session. At the HRCG Committee’s request, the HR Director may attend the executive session to answer questions from the HRCG Committee. The HRCG Committee makes all final compensation and equity award decisions regarding our NEOs except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the HRCG Committee.

Role of the CEO

The CEO does not provide recommendations concerning his own compensation, nor is he present during discussions of the HRCG Committee concerning his own compensation.

The following recommendations are made to the HRCG Committee by the CEO for each NEO, which is assessed alongside peer market data and trends provided by Pearl Meyer:

•        Base salary adjustments, taking into account the NEO’s individual performance and role within the Company and comparator peer group data.

•        Performance metrics and award schedule for short-term opportunities under our Annual Incentive Plan and commission plans, with performance targets being set relative to the projected business cycle and strategic business plan.

•        Long-term incentive awards, including developing and providing specific recommendations on the types of awards to be granted annually, the performance measures, threshold, target and maximum performance metrics of such awards and the aggregate number of shares to be awarded.

Use of Independent Consultants and Advisors

The HRCG Committee continued to engage Pearl Meyer as its independent, external compensation consultant during 2020. Pearl Meyer provides executive and board compensation consulting services to the HRCG Committee and does not provide any other services to the Company. The HRCG Committee has assessed the independence of Pearl Meyer pursuant to the SEC and Nasdaq rules, and the Company concluded that Pearl Meyer’s work for the HRCG Committee did not raise any conflict of interest. The primary responsibilities of the independent, external compensation consultant were to:

•        Provide the HRCG Committee with independent and objective market data;

•        Conduct a Board compensation analysis;

•        Conduct compensation analysis for NEOs;

•        Provide assistance in reviewing the CD&A;

•        Review incentive plan design and changes;

•        Provide advice on compensation strategy and potential risks associated with compensation plan designs; and

•        Review and advise on pay programs and pay levels.

These services are provided as requested by the HRCG Committee throughout the year.

The Role of Benchmarking and Market Data

The companies comprising the comparator peer group are reviewed and selected annually by the HRCG Committee to assess continued relevance, with data provided to the HRCG Committee by the independent, external compensation consultant. The HRCG Committee targets between 15 and 20 companies for the Company’s comparator peer group. The companies comprising the comparator peer group are selected based on the following considerations as of and for the year ended December 31, 2019:

•        Size Characteristics:

•        Assets: ½ to 2.5 times HomeStreet

•        Total revenues: ½ to 2.5 times HomeStreet

•        Select banks such that HomeStreet is positioned reasonably among the peers when balancing the above criteria

•        Geography:

•        Preference given to companies in the Western United States

•        Consideration of banks further east if their size and business model characteristics are compelling

•        Operations:

•        Generally, a reasonably similar loan mix and ratio of non-interest income to operating revenue, compared to HomeStreet

In 2019, the HRCG evaluated our comparator peer group and adjusted the group used for our 2019 compensation review in order to reflect certain consolidations within the industry. Within the Company, we use certain other peer groups for financial and regulatory reporting purposes which differ from the peer group we us to evaluate compensation, as regulatory requirements may cause us to include peers who are outside of our region or whose operations are not overall comparable to ours in order to provide a more targeted peer group for that purpose. The average total assets of our peer group as of December 31, 2019 was $9.7 billion compared with our total assets as of the same date of $6.8 billion. The comparator group approved by the HRCG and used for our 2020 compensation review consisted of the following companies:

Banc of California, Inc.	Heritage Commerce Corp.
Banner Corporation	Heritage Financial Corporation
Central Pacific Financial Corp.	Luther Burbank Corporation
Columbia Banking System, Inc.	Opus Bank
CVB Financial Corp.	Pacific Premier Bancorp, Inc.
First Foundation, Inc.	TriCo Bancshares
First Interstate BancSystem, Inc.	Washington Federal, Inc.
Glacier Bancorp, Inc.

The HRCG Committee establishes base salaries, short-term cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each NEO taking into account, among other things, individual and Company performance, length of service, market data, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and current compensation governance practices. While the HRCG Committee reviews and discusses both peer data and, in some cases, survey data compiled by the HRCG Committee’s outside compensation consultant, the HRCG Committee does not target individual compensation to specific target percentiles of our peer group.

2020 EXECUTIVE COMPENSATION PROGRAM

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the HRCG Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The HRCG Committee takes into account factors such as relevant market data, individual performance and contributions, and length of service. The HRCG Committee determined the appropriate annual base salary rate for each NEO as follows:

Name	2019 Base Salary	2020 Base Salary	% Adjustment
Mark K. Mason(1)	$700,000	$775,000	10%
Mark K. Ruh(2)	$321,300	$321,300	—%
John M. Michel(3)	$—	$435,000	—%
Darrell van Amen(4)	$345,490	$352,400	2%
Erik Hand	$240,000	$244,800	2%
William Endresen(5)	$315,000	$375,000	19%

____________

(1)      Mr. Mason’s base salary was increased from $700,000 per year to $775,000 per year effective November 1, 2020. Given Mr. Mason’s total remuneration compared to market, the Company’s recent performance and the date of Mr. Mason’s last increase, which was in 2017, the HRCG Committee determined an approximate 10% increase was warranted.

(2)      Mr. Ruh did not receive a merit increase in 2020 given his departure from the Company in May 2020.

(3)      Mr. Michel joined the Company in May 2020.

(4)      Mr. van Amen received a 2% merit increase commensurate with his performance, pay relative to other executives within the organization and market data reviewed.

(5)      As part of the review of Mr. Endresen’s compensation, the HRCG Committee made adjustments to the components of his pay as well as the level of his pay. His base salary increase reflects changes to his pay mix based on comparable market data and his performance, which resulted in increased production and profitability for his business unit.

Annual Cash Incentives

All of our NEOs are eligible to receive incentive awards, which are intended to focus executives on short-term financial and strategic goals that are designed to contribute to long-term value.

The non-commissioned NEOs are eligible to participate in the Annual Incentive Plan, which provides an opportunity to receive an annual incentive award that is contingent on achieving pre-defined annual corporate objectives, as well as individual goals which target their respective areas of responsibility. Commissioned NEOs are eligible for annual incentive awards under separate arrangements, which provide for payout opportunities based on their respective business units’ performance results.

Non-Commissioned Incentive Plan Awards

The Annual Incentive Plan provided our non-commissioned NEOs with the opportunity to earn a performance-based annual cash incentive award. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 150% of target award amounts.

Target annual incentive opportunities are expressed as a percentage of base salary and were established by the HRCG Committee based on the NEO’s level of responsibility and his or her ability to impact overall results. The HRCG Committee also considers comparable market data in setting target award amounts. The 2020 target award opportunities in terms of percentage of salary for the non-commissioned NEOs continuing their employment with the Company throughout 2020 were the same as their target award opportunities for 2019, and were as follows:

Non-Commissioned NEO	Target Opportunity as % of Base Salary
Mark K. Mason	75%
John M. Michel	60%
Darrell van Amen	45%
Mark R. Ruh(1)	45%

____________

(1)      Mr. Ruh’s target opportunity was established at the beginning of the year; he became ineligible to earn an incentive award upon his separation from the Company in June 2020.

Actual awards for the CEO are assessed by the HRCG Committee based on his performance against corporate financial goals and his individual performance. Actual awards for the other NEOs are based on the achievement of corporate or business unit financial goals and individual performance objectives as assessed and recommended by the CEO and approved by the HRCG Committee. For 2020, the Compensation Committee established the following balance between corporate and individual goals:

Non-Commissioned NEO	Corporate Goals Weight	Individual Goals Weight
Mark K. Mason(1)	80%	20%
John M. Michel	50%	50%
Darrell van Amen	50%	50%
Mark R. Ruh(2)	50%	50%

____________

(1)      Mr. Mason’s corporate goal achievements are more heavily weighted because he is responsible for Company-wide results as CEO. The other NEOs have a more limited ability to impact certain corporate goals, especially those that are based on segment-level results such as ROTE for Commercial and Consumer Lending, mortgage loan volume or credit quality.

(2)      Mr. Ruh’s goals were established at the beginning of the year but were not measured as he became ineligible to earn an incentive award upon his separation from the Company in June 2020.

Corporate Performance Goals, Metrics and Results

At the beginning of each plan year, the HRCG Committee approves the corporate financial measures and threshold, target and maximum goals for the Plan. The 2020 financial performance metrics were chosen to be in alignment with our 2020-2022 Strategic Plan as approved by the Board. The measures were designed to support our continuing efforts in increasing our financial strength. We use core results to more accurately measure management’s performance against our operating plan. Core results adjust our actual results for nonrecurring revenue and expense items such as certain nonrecurring charges primarily related to our discontinued operations and restructuring activities revenues and expenses. Below are the performance measures used for 2020:

•        Core ROAA:    ROAA means return on average assets, which is defined as core net income as a percentage of total average assets

•        Core ROATCE:    ROATCE means return on average tangible common equity, which is defined as core net income as a percentage of average tangible common equity. Tangible common equity is determined by removing goodwill and identifiable intangible assets (other than loan servicing rights) from shareholders’ equity. If Core ROATCE of 11% was not achieved, payout would be limited to target.

•        Core Efficiency Ratio:    Defined as Core Noninterest (NIE) expense (NIE less certain nonrecurring charges primarily related to our discontinued operations and restructuring activities expenses and any other expenses classified as non-core) as a percentage of net interest income (fully taxable equivalent, if available) and noninterest revenues excluding any nonrecurring revenue items related to our discontinued operations and restructuring activities revenues.

•        Nonperforming assets to Total Assets:    This is considered a key measure of the quality of HomeStreet Bank’s loan portfolio. Calculated by taking the ending value of nonperforming loans plus REO and dividing by total assets. The lower the ratio is, the better the result. Credit risk management remains a major focus of HomeStreet Bank so that management takes a balanced approach to growth, with an appropriate risk/return profile.

•        Core Deposit Growth:    Growing core deposits is an important strategy to improve our deposit mix and support asset growth. Increasing core deposits supports the reduction of our proportion of alternative funding and helps us to manage funding costs. Core deposits includes demand deposit, savings, and money market account deposits and excludes time deposits (CDs), servicing deposits, brokered deposits, and other wholesale deposits. Excludes deposits added through M&A in the year of acquisition for the acquisition year’s performance measurement. Growth is calculated as the change from the 4Q average of prior year to 4Q average of current year.

The following table shows the performance measures, assigned weights, and 2020 results, for the corporate component of the Annual Incentive Plan. Final corporate measures resulted in an above target achievement of 137.2%.

2020 Performance Measures	Weight	Threshold	Target	Maximum	Results	% of Target Achievement	Weighted Achievement as % of Target
Core ROAA(1)	20.0%	0.68%	0.84%	1.30%	1.23%	142.4%	28.5%
Core ROATCE(1)	30.0%	7.6%	9.5%	15.0%	13.2%	133.8%	40.1%
Efficiency Ratio(1)	20.0%	80.0%	73.5%	55.0%	62.6%	129.4%	25.9%
NPA’s/Total Assets(2)	10.0%	0.45%	0.38%	0.25%	0.31%	126.9%	12.7%
Core Deposit Growth	20.0%	7.0%	9.2%	12.0%	23.5%	150.0%	30.0%

Achievement as a % of Target(3)							137.2%

____________

(1)      Non-GAAP financial measure. Please see Appendix A for a reconciliation with the most comparable GAAP financial measure.

(2)      Calculated by taking the ending value of the sum of nonperforming loans and other real estate owned assets divided by HomeStreet Bank’s total assets.

(3)      Core ROATCE exceeded 11.00% therefore payment was not limited to 100%.

Corporate performance results between threshold and target and between target and maximum are calculated on a straight-line interpolation basis. Annual incentive awards are calculated based on actual performance as compared to the goals described above. The HRCG Committee has the discretion to reduce or increase the payouts to the extent it determines appropriate to reflect the business environment and market conditions that may affect HomeStreet’s financial and stock price performance. No such discretion was exercised by the HRCG Committee for payouts earned in 2020.

Individual performance goals.

Individual performance goals are established at the beginning of each plan year. An NEO’s individual goals may relate to responsibilities, projects and initiatives specific to the executive’s business or function that are not covered in the corporate performance measurements.

To assess individual performance against the goals, the HRCG Committee selected qualitative goals for the CEO tied to key strategic initiatives that are aligned with the Company’s 2020-2022 Strategic Plan as approved by the Board, as well as his responsibility in the areas of profitability, diversification, business growth and credit quality as such areas correlate to the 2020-2022 Strategic Plan. Similarly, the CEO recommended qualitative goals for the other non-commissioned NEOs based on the specific department and business goals that support the Company’s 2020 – 2022 Strategic Plan, which were adopted by the HRCG Committee.

Mr. Mason, Chairman, President, Chief Executive Officer

Strategic Qualitative Objective	Key Results
Effective Leadership & Corporate Governance	Proactive COVID-19 response through increased communication with staff and engagement with borrowers. Effectively recruited two new board members.
Expense Reduction and Operational Efficiency	Continued efforts to reduce expenses and gain efficiencies through loan operations consolidation
Continuation of Core Business Focused on Profitable Growth	Successfully retained and hired key leadership positions and increased Company profitability
Audits and Compliance	No material findings from regulatory examinations or external or internal audits.

Mr. Michel, Executive Vice President, Chief Financial Officer

Strategic Qualitative Objective	Key Results
Streamlining Financial Reporting Processes	Eliminated or reduced excessive reporting processes for management reporting, board reporting and external reporting. Consolidated and standardized monthly internal reporting schedules.
Evaluate the capabilities and effectiveness of the staffing of the Treasury, Finance and Accounting departments	Validated the staffing levels of these departments and implemented projects to be completed in 2021, which will provide enhancements and efficiency improvements.
Analysis & Execution of Stock Repurchases	Prepared analysis of stock repurchases in line with the Company’s capital management strategy and impact of COVID-19 and coordinated execution of share repurchase programs.
Oversight in Improvement of Company Efficiency and Profitability	Provided analytic support and additional oversight of the Company’s efficiency and profitability project.
COVID-19 Analysis	Evaluated facility usage and completed lease impairment analysis. Supported the analysis and computation of the allowance for credit losses in light of the impact of COVID-19.

Mr. van Amen, Executive Vice President, Chief Investment Officer, Treasurer

Strategic Qualitative Objective	Key Results
Investment Portfolio Strategy	Portfolio outperformed benchmark in challenging environment
System Implementation	Successfully implemented four new systems
Hedging Effectiveness	Risk management results were exceeded
Investment in Community Development	Executed two low income housing tax credit programs
Audits and Compliance	No material audit or examination findings

2020 Annual Incentive Plan Results.

Based on the corporate results and the evaluation of individual performance achievements described above, the HRCG Committee approved the following Annual Incentive Plan incentive award payouts:

Non-Commissioned NEO	Corporate Component (% of Target Achieved)	Individual Component (% of Target Achieved)	Overall Award (As a % of a Target Opportunity)	Actual Payout ($)
Mark K. Mason(1)	137.2%	140.0%	137.8%	$800,730
John Michel(2)	137.2%	120.0%	128.6%	$335,650
Darrell van Amen(3)	137.2%	120.0%	128.6%	$203,940

____________

(1)      Mr. Mason was awarded 140% of target for his individual performance for having far exceeded his goals for the 2020 fiscal year, including financial performance results, management enhancement, risk management, employee retention, Board and Employee communication and total shareholder returns.

(2)      Mr. Michel was awarded 120% of target for his individual performance given his efforts in streamlining financial reporting, efficiency improvements, and COVID-19 analyses.

(3)      Mr. van Amen was awarded 120% of target for his individual performance given his work and leadership on outperforming portfolio management benchmarks, successful system implementations, and hedging effectiveness.

Commissioned NEOs Incentive Plan Arrangements

Commissioned NEOs are eligible for annual incentive awards under separate arrangements, which provide for payout opportunities based on their respective business units’ performance results.

Mr. Endresen’s monthly volume incentive is paid on achievement relative to three performance tiers and is calculated based on the aggregate value of loans originated in the Commercial Real Estate and Commercial Capital Segment, which we refer to as production volume. In 2020, Mr. Endresen’s incentive plan was revised to be a flat basis point payout on production volume, with a higher emphasis on Fannie Mae production. The profitability incentive is paid out quarterly at a fixed percentage of combined HomeStreet Commercial Real Estate and Commercial Capital Segment pre-tax income (post allocations). Although the incentive was earned entirely in 2020, 50% of each quarter’s incentive was withheld and paid at year-end. Additionally, the incentive is subject to a discount based on the ratio of Commercial Real Estate and Commercial Capital Segment classified loans to Commercial Real Estate and Commercial Capital Segment total loans as defined by the Credit Administration department of HomeStreet Bank. This incentive discount is intended to encourage loan production consistent with the safety and soundness of HomeStreet Bank. Mr. Endresen received a total of $998,900 under the cash incentive plan in 2020.

Mr. Hand’s quarterly incentive is paid based on achievement of profitability and volume relative to four performance tiers. Incentive is calculated by taking the origination business unit contribution margin, which is calculated by taking origination business unit revenue, minus direct expenses including operations, fulfillment and mortgage dedicated expenses, excluding corporate allocations and corporate taxes. The profitability margin tier is then determined and an override on the total volume for the quarter is multiplied by a basis points payout factor depending on the contribution margin tier achieved. A true-up calculation is completed to take into consideration any abnormally high or low quarterly results for the year. Additionally, Mr. Hand is eligible for a Quarterly Performance Bonus of up to 5% of base salary based on objectives such as file quality, cross sales efforts, servicing portfolio retention rates, return on equity and profitability metrics, among other things that may be related to, but not limited to, special projects, company initiatives, and implementation of compliance and regulatory changes. Achievement of objectives is reviewed and approved by CEO each quarter. Mr. Hand received a total of $765,322 under the cash incentive plan in 2020.

Performance Goals, Metrics and Results

The following table shows the performance measures, and 2020 results, for the commissioned NEOs:

Performance Measure	Target	Results
Commercial Real Estate – Mr. Endresen
Profitability(1)	$53.67 million	$56.30 million
Lending Volume(2)	$1.73 billion	$1.62 billion
Single Family Lending – Mr. Hand
Contribution Margin(3)	$9.52 million	$63.55 million
Lending Volume(4)	$1.28 billion	$2.39 billion

____________

(1)      Profitability is a percentage of the pre-tax income (after determining allocation of consolidated Company overhead expenses) of the Commercial Real Estate and Commercial Capital Business Segments.

(2)      Lending volume consists of a three-tiered basis point payout structure on loan volume paid monthly.

(3)      Contribution margin is calculated by taking origination business unit revenue, minus direct expenses including operations, fulfillment and mortgage dedicated expenses, excluding corporate allocations and corporate taxes.

(4)      Lending volume as a performance measure for single family lending is based on the contribution margin achieved by the unit combined with the actual volume of lending on a quarterly basis.

2020 Award Payouts

Based on the performance results described above, the following incentive awards were paid to the commissioned NEOs:

Name	Target Payout ($)	Actual Payout ($ Earned)	Actual Payout (% of Target)
William Endresen	$999,933	$998,900	99.9%
Erik Hand(1)	370,020	765,322	206.8%

____________

(1)      Mr. Hand’s actual payout was more than 100% of target due to significantly outperforming his performance plan with respect to profitability, lending volume and quarterly performance objectives.

Long-Term Incentives

Since 2014, our long-term incentive compensation has consisted of a combination of RSUs and PSUs that are granted under the 2014 Plan.

2020 Target Long-Term Incentive Award Grants.

In 2020, the Company granted long-term incentive awards consisting of 50% RSUs and 50% PSUs granted in March 2020, as approved by the HRCG Committee. The value of the equity awards determined by the HRCG Committee was based on a target value as a percentage of base salary. The HRCG Committee determines the target by reviewing peer group data and appropriate market data relevant to the banking industry and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the HRCG Committee also considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the HRCG Committee’s discretion.

The table below shows the grant date fair value of long-term incentive awards granted in 2020 to each of the NEOs:

	RSUs		PSUs(1)		Total
NEO	Value ($)	Shares (#)	Value ($)	Shares (#)	$	Shares (#)
Mark K. Mason	$262,519	12,273	$262,519	12,273	$525,056	19,251
Mark R. Ruh(2)	$—	—	$—	—	$—	—
John Michel(3)	$655,542	28,641	$130,538	5,421	$786,080	34,062
Darrell van Amen	$79,314	3,708	$79,314	3,708	$158,628	7,416
William Endresen	$93,752	4,383	$93,752	4,383	$187,505	8,766
Erik Hand	$24,513	1,146	$24,513	1,146	$49,026	2,292

____________

(1)      PSUs are shown at target grant date fair value

(2)      Mr. Ruh was not awarded any long-term equity incentive compensation in 2020 due to his expected departure from the Company.

(3)      Mr. Michel received a one-time new hire award in the form of RSUs in addition to the annual equity award.

The PSUs are earned and vested based on achieving a specified company performance result and continued employment over the three-year performance period. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the HRCG Committee certifies the achievement of the performance goal for the relevant performance period.

The number of shares covered by RSUs was determined by dividing the value listed above by the closing price of our common stock on the grant date of March 28, 2020. The target number of shares covered by PSUs was determined by dividing the target value listed above by the closing price on the grant date of March 28, 2020.

The RSUs awarded annually as part of our long-term incentive plan vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date.

A Closer Look at PSUs.

PSUs are designed to focus the NEOs on financial objectives that support the Company’s three-year strategic plan. The HRCG Committee sets performance measures at the beginning of each year along with threshold, target and maximum performance metrics. Payout opportunity ranges from 0% to 150% of target. PSUs are earned and vest at the end of a three-year performance period.

In 2019, the HRCG Committee determined that a performance goal of total shareholder return going forward would better align the incentives tied to the PSUs with long-term shareholder value and will use a performance metric based on relative TSR, as described above, for PSU grants beginning in 2019 and going forward unless the Committee determines a change is warranted.

For the 2019 – 2021 and the 2020 – 2022 performance periods, the HRCG Committee selected Relative Total Shareholder Return (“TSR”) as the sole performance metric to be measured by performance compared to the companies in the KRX (the “PSU peer group”). TSR is calculated as the change in share price from January 1, of the beginning of the three-year period to December 31 at the end of the three-year period using a 20-day trading average to take into consideration fluctuations in market, as adjusted for dividends paid during the Performance Period, assuming that all dividends are reinvested in shares on the date paid. The PSU peer group will consist of all companies included in the KRX at the end of the Performance Period (excluding the Company itself, if it happens to be a component company on that date). For results in between the 25th and 50th or 50th and 75th, there will be a straight-line interpolation calculation. Any achievement below the 25th percentile will result in 0% achievement.

	Threshold	Target	Maximum
Relative TSR performance	25th percentile	50th percentile	75th percentile
Payment as a % of target	50%	100%	150%

Vesting Provisions that Apply to All Equity Grants.    In addition to the vesting provisions described above, in the event of a change in control if the surviving entity does not assume the outstanding awards or place the participants in a similar plan with no diminution in value of awards, all then outstanding equity awards, including RSUs and PSUs, will vest upon the change in control, with PSUs vesting at target level. Additionally, if a participant is terminated without cause or resigns for good reason within 12 months following such change in control, his or her outstanding equity awards will vest upon the termination date. For more information regarding such provisions and the retirement, death or disability provisions described above, please see “Potential Payments upon Termination or Change in Control”.

2018 – 2020 Performance Period Results and Payouts.    For the 2018 – 2020 performance period, PSUs were based on a single measure, Average Return on Tangible Equity (“ROTE”) over the performance period of 12 fiscal quarters beginning January 1, 2018 and ending December 31, 2020. The performance results were calculated based on averaging the 12 fiscal quarter’s performance results. The following chart shows the threshold, target and maximum metrics for the 2018 – 2020 PSUs and performance for this period.

	Threshold	Target	Maximum	Results
Average ROTE Performance	9.50%	11.82%	16.00%	8.15%
Payout as a % of Target	50%	100%	150%	—%

Because the threshold performance metric was not satisfied, NEOs did not receive any share units under the 2018 – 2020 performance period PSUs.

OTHER PRACTICES, POLICIES AND GUIDELINES

Clawback Provisions

Our short-term cash incentive plans include a clawback provision in the event of a material restatement of financial results. If the Board reasonably determines that an executive engaged in knowing or intentionally fraudulent or illegal conduct that materially contributed to the need for the restatement, the Board, based on available remedies, will seek recovery or forfeiture from that executive officer of all or a portion of his or her incentive compensation. The clawback amount would be determined by comparing the actual incentive received by the executive officer under the short-term incentive plan during the period prior to the restatement, with the amount that should have been earned had performance been measured on the basis of the restated results. The difference would be recovered from the executive.

Hedging Policy

Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the Company’s stock by all directors, officers, employees, and contractor of the Company, including its subsidiaries. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the Company’s stock. We also prohibit such persons from pledging Company stock to secure a loan, or from purchasing Company stock on margin (including in connection with exercising any Company stock options). In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade. We may, in appropriate circumstances, permit transactions pursuant to a blind trust or a pre-arranged trading program that complies with Rule 10b5-1 to take place during periods in which the individual entering into the transaction may have material nonpublic information or during black-out periods.

Health and Welfare Benefits

All NEOs are provided with the same medical, dental, vision and life insurance programs as all other benefits-eligible employees of the Company on the same terms and conditions as applicable to these employees generally.

401(k) Savings Plan

All employees, including our NEOs, are eligible to make pre-tax contributions under the HomeStreet, Inc. 401(k) Plan (the “401(k) Plan”) and may be eligible to receive a discretionary matching contribution. An employer matching contribution may begin immediately after enrollment in the 401(k) Plan for employees who are at least 18 years of age and meet applicable service requirements. Currently, the Company matches 100% on the first 3% and 50% on the next 2% of deferrals (up to a maximum of 4%). This matching contribution is taxable when the employee withdraws the money whether the employee has contributed on a pre-tax or post-tax basis.

Perquisites and Other Personal Benefits

The Company does not have a formal perquisite policy or provide any supplemental executive retirement plans, although the HRCG Committee periodically reviews perquisites for our NEOs. We provide our NEOs with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Among these are health club memberships and parking as well as relocation benefits for Mr. Endresen, Mr. Ruh and Mr. Michel, all of whom transferred from offices in California to our headquarters in Seattle, Washington.

Risk Assessment

It is our belief that a substantial portion of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance and sales-based incentives play a large role in our compensation programs, we strive to ensure that incentives do not result in actions that may conflict with the long-term interests of the Company, our shareholders and our customers. Therefore, the HRCG

Committee reviews an evaluation of all of our plans covered under the Sound Incentive Compensation Policies as well as those that have sales components (applicable to executives and employees below the executive level) for attributes that could cause excessive risk-taking or unethical sales practices. The HRCG Committee concluded that our programs and practices do not encourage excessive risk-taking nor do they encourage unethical sales practices that could potentially cause harm to our customers.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Executive Employment Agreements

We use employment agreements to attract and retain certain executives and the talent, skills, experience and expertise that they provide to the Company, with a goal of protecting the Company and the shareholders and providing necessary stability and skilled leadership for the Company. All NEOs have an employment agreement, with the exception of Mr. van Amen and Mr. Hand.

Such employment agreements provide for the severance benefits summarized in the table below. Incentive amounts for severance purposes are determined as the greater of the executive’s then-current target performance incentive or the performance incentive the executive received in the prior year. This also includes the actual termination payments made to Mr. Ruh in 2020 pursuant to his Resignation and Release Agreement.

Name	Involuntary Termination without Cause or Resignation for Good Reason	Termination without cause or for Good Reason in Connection with a Change in Control
Mark K. Mason	2x salary | 2x incentive	2.5x salary | 2.5x incentive
Mark R. Ruh(1)	0.5x salary	N/A
John Michel	2x salary | 2x incentive	2x salary | 2x incentive
Darrell van Amen	2x salary | 2x incentive	2x salary | 2x incentive
Erik Hand	1.5x salary | 1.5x incentive	1.5x salary | 1.5x incentive
William Endresen(2)	1.5x salary | 1.5x incentive	1.5x salary | 1.5x incentive

____________

(1)      Mr. Ruh separated from the Company in June 2020, at which time his employment contract terminated. He received a severance payment in connection with his separation from the Company equal to six months of base pay and a payment equal to the cost of six months of health insurance benefits, as described in more detail below.

(2)      Mr. Endresen entered into a new Executive Employment Agreement with the Company on February 25, 2021 which provides for 2x salary and 2x incentive payments in the event of an involuntary termination without cause or resignation for good reason, or a termination without cause or for good reason in connection with a change of control.

In addition, Mr. Mason, Mr. Michel and Mr. Endresen are each entitled to receive 18 months of continuing health insurance coverage for him and his dependents in the event of an involuntary termination without cause or resignation for good reason, regardless of whether a change in control occurs.

All employment agreements of the Company with its executive officers provide that in the event any payment or benefits to be provided to the executive under his employment agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the executive would be entitled to receive either (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by the executive after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”, depending on which alternative provided the executive the highest payment net of tax treatment. Executives would be responsible for any excise tax owing on any “parachute payments” paid under their employment agreements. None of HomeStreet’s employment agreements with any executive or any other employee contains any provision to provide for a gross up of excise tax payments under any circumstances, including a change in control.

Mr. Mason’s employment agreement, which was renewed in January 2018, provides that he will have an annual base salary of not less than $700,000 and will be eligible for an annual performance-based incentive bonus with a target award equal to 75% of his annual salary, provided that the Board or the HRCG Committee may set a lower or higher bonus amount based on performance and peer group data provided by Pearl Meyer. In the event of a termination without cause or termination by him (as those terms are defined in the agreement), Mr. Mason will receive the termination benefits described in the table above. The term of Mr. Mason’s employment agreement is six years from January 2018, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Ruh was subject to an employment agreement until his departure from the Company in June 2020 which provided that he would have a base salary of no less than $315,000 per year and will be eligible for a performance-based target incentive bonus of 45% of his annual salary with a maximum incentive bonus of 67.5% of annual salary. The agreement also provided for a one-time equity grant of restricted stock units valued at $100,000 effective on or around September 11, 2017, and an equity incentive award (granted 50% as RSUs and 50% PSUs) in an amount equal to 45% of Mr. Ruh’s annual salary, with such grant to be made in January 2018. The employment agreement also provided for relocation assistance to Mr. Ruh in the form of reimbursement of certain expenses incurred by Mr. Ruh in relocating from California to Washington State. Those reimbursements were earned pro rata over the first two years of the term of the agreement and were fully vested as of September 2019.

Subsequently, in connection with Mr. Ruh’s resignation from the Company, which was effective on June 5, 2020, we entered into a Resignation and Release Agreement with Mr. Ruh in February 2020 that provides, among other things, a bonus payment for 2019 performance in the amount of $135,888, an amount that was guaranteed to Mr. Ruh in his Resignation and Release Agreement and is calculated consistent with our standard executive bonus pay practices, and reimbursement of travel expenses and relocation assistance expenses pursuant to his current Relocation Assistance Agreement, up to the maximum amount of his relocation benefit provided in that agreement. In addition, on his separation date from the Company, Mr. Ruh received a severance payment of $160,650, which represents six months of his base salary, a lump-sum payment of $8,831 representing six months of the employer contribution for his current health care benefits, and immediate vesting of 1,361 RSUs that would otherwise vest on September 11, 2020. The Resignation and Release Agreement provided that had Mr. Ruh’s employment been terminated by the Company due to conduct by Mr. Ruh constituting a breach of the Resignation and Release Agreement, including the obligation to fully perform his assigned duties in a competent and professional manner through the Resignation Date, and such breach had not been not cured within ten (10) days, Mr. Ruh would not have be entitled to receive the severance payment, the lump-sum payment of certain health care benefits or the immediate vesting of his 1,361 RSUs. Mr. Ruh also agreed to provide certain releases to HomeStreet in exchange for these severance payments.

Mr. Michel’s employment agreement, which was entered into on May 11, 2020, provides for a base salary of no less than $435,000 per year and eligibility for a performance-based target incentive bonus of 60% of his annual salary with a maximum incentive bonus of 90% of annual salary. The agreement also provided for a sign-on bonus of $100,000, a one-time equity grant of restricted stock units valued at $525,000, and an equity incentive award (granted 50% as RSUs and 50% PSUs) in an amount equal to 60% of Mr. Michel’s base salary. The employment agreement also provided for relocation assistance to Mr. Michel in the form of reimbursement of certain expenses incurred by Mr. Michel in relocating from California to Washington State. Those reimbursements are earned pro rata over the first two years of the term of the agreement. The term of Mr. Michel’s employment agreement is three years from May 11, 2020, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Endresen’s employment agreement, which was renewed in January 2018, provides that he will have an annual base salary of not less than $315,000 and that he will be eligible for annual performance-based incentive bonuses pursuant to the Company’s incentive bonus compensation plans for executive officers in effect from time to time based on loan production volume, pre-tax, pre-incentive division income, credit quality and other targets that may be established from time to time by the Board or the HRCG Committee. Mr. Endresen is also eligible to participate in the Company’s standard benefits programs and may be awarded additional equity-based compensation. In the event of a termination without cause or termination by him (as those terms are defined in the agreement), Mr. Endresen will receive the termination benefits described in the table above. The term of Mr. Endresen’s employment agreement is three years from January 2018, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term. Mr. Endresen also had an agreement with the Company for relocation assistance that provided for reimbursement of certain expenses related to his relocation from California to Washington State which were earned pro rata over the first two years of the term of the agreement; as of October 2019, those benefits were fully vested.

On July 29, 2020, we entered into an amendment to each of Mr. Mason, Mr. Michel and Mr. Endresen’s employment agreements. These amendments extend the term of Mr. Mason’s existing agreement to six years from the effective date of the original agreement, or January 25, 2024. In addition, each of the agreements were amended to remove payment of accrued vacation amounts upon termination consistent with the Company’s revised vacation policy for executives under which vacation dates will no longer accrue. All of the other terms and conditions of these agreements remain unchanged. On HomeStreet’s regularly scheduled payday after August 1, 2020, executives received an amount equal to their then accrued but unused vacation, less applicable withholdings and taxes.

On February 25, 2021, the Company entered into a new Executive Employment Agreement with Mr. Endresen which replaces the prior employment agreement, as amended, as described above. The material terms of his employment agreement remain the same as they were under his prior agreement except that Mr. Endresen is now entitled to an annual base salary of not less than $390,000, and his termination benefits were increased to two times his salary and incentive pay upon involuntary termination without cause, resignation with good reason, or termination on change of control without cause or with good reason. The terms of this Mr. Endresen’s employment agreement is three years from February 25, 2021, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In determining payment and benefit levels under the various circumstances covered by such post-employment compensation arrangements, the HRCG Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and involuntary termination of employment in connection with or not involving a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control.

In contrast, we believe that payments are generally not appropriate in the event of a voluntary resignation or termination of employment for cause because such events often reflect either an affirmative decision by the executive officer to end his or her relationship with us or inadequate performance.

HUMAN RESOURCES AND CORPORATE GOVERNANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulations S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The HRCG Committee has reviewed and discussed the CD&A with management. Based on that review and those discussions, the HRCG Committee recommended to the Board that the CD&A be included in the Proxy Statement for the 2020 Annual Meeting of the Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2020.

This report is submitted by the Company’s Human Resource and Corporate Governance Committee consisting of Douglas I. Smith (Chair), Sandra A. Cavanaugh, Jeffrey D. Green, James R. Mitchell, Jr. and Nancy D. Pellegrino.

2020 Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded to, earned by, or paid to our named executive officers during 2020, 2019 and 2018, to the extent required by SEC executive compensation disclosure rules.

Name and Principal Positions	Year	Salary(1) ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Mark K. Mason, Chief Executive Officer	2020	738,462	—	525,039	—	800,730	—	94,008	2,158,239
	2019	700,000	—	525,056	—	474,474	—	14,587	1,714,117
	2018	700,000	—	525,080	—	417,143	—	18,849	1,661,072
Mark R. Ruh, Executive Vice President, Chief Financial Officer	2020	154,471	—	—	—		—	217,785	372,257
	2019	319,846	—	144,635	—	135,888	—	129,868	730,237
	2018	315,000	—	141,752	—	132,409	—	88,379	677,540
John Michel, Executive Vice President, Chief Financial Officer	2020	276,058		786,080		335,650		71,713	1,469,500
Darrell van Amen, Executive Vice President, Chief Investment Officer & Treasurer	2020	364,359		158,628		203,940		87,404	814,331
	2019	343,927	—	155,571	—	155,470	—	14,747	669,715
	2018	336,818	—	148,104	—	142,375	—	14,848	642,145
Erik Hand, Executive Vice President, Mortgage Lending Director	2020	253,108		49,026		765,322		41,678	1,109,134
William Endresen, Executive Vice President, Commercial Real Estate and Commercial Capital President	2020	375,577	—	187,505	—	998,874	—	62,233	1,624,188
	2019	315,000	—	157,616	—	851,120	—	11,977	1,335,714
	2018	315,000	—	157,542	—	639,425	—	110,083	1,222,050

____________

(1)      The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)      Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For details of all assumptions made in such calculations, see Note 13 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020. The annual stock awards for 2020 comprised 50% RSUs and 50% PSUs for each executive officer receiving annual grants. The grant date for the 2020 RSUs and PSUs for all executive officers was March 28, 2020. The PSU awards listed above are based on reaching target performance, which was the probable achievement level at the time of grant. The value of the PSUs at their grant date if the Company reached maximum performance for 2020 would be $393,779 for Mr. Mason, $195,807 for Mr. Michel, $118,971 for Mr. van Amen, $36,769 for Mr. Hand, and $140,629 for Mr. Endresen. Mr. Ruh did not receive stock awards granted in 2020 given his planned departure in June. Mr. Michel received an additional one-time new hire equity grant in the form of RSUs with a grant date fair market value of $525,000.

(3)      Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plan.

(4)      The figure shown for each NEO for 2020 includes: (i) 401(k) matching contributions for Mr. Mason, Mr. Ruh, Mr. van Amen, Mr. Hand and Mr. Endresen of $11,400 each and for Mr. Michel $10,967; (ii) health club membership: Mr. Mason, $2,409, Mr. Ruh $1,533, and Mr. van Amen, $1,533; (iii) parking: for Mr. Mason, Mr. Michel, Mr. van Amen and Mr. Hand of $355 each and for Mr. Endresen $109; (iv) travel, housing and relocation expenses for Mr. Michel in connection with transferring his primary office from California to our headquarters in Seattle in the amount of $42,720; (v) vacation payout as a result of vacation policy changing for executives resulting in $ 56,714 for Mr. Mason, $7,730 for Mr. Michel, $67,586 for Mr. van Amen, $28,248 for Mr. Hand and $43,270 for Mr. Endresen; and (vi) value of cash dividends credited to executives for unvested stock awards, which is payable at time of vesting resulting in $23,408 for Mr. Mason, $ 10,219 for Mr. Michel, $6,808 for Mr. van Amen, $1,953 for Mr. Hand and $7,486 for Mr. Endresen. For Mr. Ruh, $169,481 in severance payments is included in All Other Compensation.

2020 Grants of Plan Based Awards
Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Stock Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Mark K. Mason		290,625	581,250	871,875	—	—	—	—	—	—	—
	3/28/20	—	—	—	—	—	—	12,273	—	—	262,519
	3/28/20	—	—	—	6,137	12,273	18,410	—	—	—	262,519
John Michel		130,500	261,000	391,500	—	—	—	—	—	—	—
	5/11/20	—	—	—	—	—	—	23,200	—	—	525,004
	5/26/20	—	—	—	—	—	—	5,421	—	—	130,538
	5/26/20	—	—	—	2,711	5,421	8,132	—	—	—	130,538
Mark R. Ruh(4)		72,293	144,585	216,878	—	—	—	—	—	—	—
Darrell van Amen		79,290	158,580	237,870	—	—	—	—	—	—	—
	3/28/20	—	—	—	—	—	—	3,708	—	—	79,314
	3/28/20	—	—	—	1,854	3,708	5,562	—	—	—	79,314
William Endresen			999,993	—	—	—	—	—	—	—	—
	3/28/20	—	—	—	—	—	—	4,383	—	—	93,752
	3/28/20	—	—	—	2,192	4,383	6,575	—	—	—	93,752
Erik Hand		370,020	902,747	—	—	—	—	—	—	—	—
	3/28/20	—	—	—	—	—	—	1,146	—	—	24,513
	3/28/20	—	—	—	573	1,146	1,719	—	—	—	24,513

____________

(1)      Grants to Mr. Mason, Mr. Michel and Mr. van Amen are under the Annual Incentive Plan. Please see “Annual Incentive Plan Awards (Short-Term Incentives)” above in CD&A for more information. Grants to Mr. Hand and Mr. Endresen are pursuant to their individual commission plans. For our commissioned NEOs, the annual cash incentives awards are entirely commission-based and do not have a threshold for payment or a cap on the maximum amount that can be paid under the award. The target amount disclosed in this table represents the amount each commissioned NEO was expected to receive under the Company’s 2020 strategic plan at the beginning of fiscal year 2020. Please see “Commissioned NEOs Incentive Plan Arrangements” above in CD&A for more information.

(2)      Represents grants of PSUs under the 2014 Plan. Awards vest following determination by the HRCG Committee of satisfaction of performance goals over a three-year performance period ending on December 31, 2022. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the HRCG Committee certifies the achievement of performance goals for the relevant performance period. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 48 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 60 of this Proxy Statement.

(3)      Represents grants of RSUs under the 2014 Plan. Awards vest ratably on the first, second and third anniversaries of the date of grant. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability, on the applicable vesting date. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 48 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 60 of this Proxy Statement.

(4)      Mr. Ruh was not included in any 2020 grants of equity awards as he had provided notice of his intent to resign from the Company prior to the grant date of March 28, 2020. Mr. Ruh’s departure from the Company in June 2020 make him ineligible to receive payment under the Annual Incentive Plan. These goals were set prior to the announcement of his departure.

Outstanding Equity Awards at 2020 Fiscal Year-End
		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1),(2)	Market Value Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3),(4)
Mark K. Mason	1/29/2018	—	—	—	—	—	2,893	97,638	—	—
	1/29/2018	—	—	—	—	—	0	0	—	—
	3/28/2019	—	—	—	—	—	6,614	223,222	—	—
	4/25/2019	—	—	—	—	—	—	—	13,995	472,331
	3/28/2020	—	—	—	—	—	12,273	414,213	—	—
	3/28/2020	—	—	—	—	—	—	—	18,410	621,337
Mark R. Ruh	1/26/2017	—	—	—	—	—	0	0	—	—
	1/26/2017	—	—	—	—	—	0	0	—	—
	9/11/2017	—	—	—	—	—	0	0	—	—
	1/29/2018	—	—	—	—	—	0	0	—	—
	1/29/2018	—	—	—	—	—	—	—	0	0
	3/28/2019	—	—	—	—	—	0	0	—	—
	4/25/2019	—	—	—	—	—	—	—	0	0
John Michel	5/11/2020	—	—	—	—	—	15,480	522,450	—	—
	5/26/2020	—	—	—	—	—	5,421	182,958	—	—
	5/26/2020	—	—	—	—	—	—	—	8,132	274,455
William Endresen	1/29/2018	—	—	—	—	—	868	29,295	—	—
	1/29/2018	—	—	—	—	—	0	0	—	—
	3/28/2019	—	—	—	—	—	1,986	67,027	—	—
	4/25/2019	—	—	—	—	—	—	—	4,200	141,750
	3/28/2020	—	—	—	—	—		147,926	—	—
	3/28/2020	—	—	—	—	—	—	—	6,575	221,906
Erik Hand	3/28/2019	—	—	—	—	—	606	20,452	—	—
	4/25/2019	—	—	—	—	—	—	—	1,281	43,233
	3/28/2020	—	—	—	—	—	1,146	38,677	—	—
	3/28/2020	—	—	—	—	—	—	—	1,719	58,016
Darrell van Amen	2/10/2012	14,460	—	—	11.00	2/10/2022	—	—	—	—
	9/7/2012	30,000	—	—	17.80	9/7/2022	—	—	—	—
	1/29/2018	—	—	—	—	—	816	27,540	—	—
	1/29/2018	—	—	—	—	—	0	0	—	—
	3/28/2019	—	—	—	—	—	1,960	66,150	—	—
	4/25/2019	—	—	—	—	—	—	—	4,146	139,927
	3/28/2020	—	—	—	—	—	3,708	125,145	—	—
	3/28/2020	—	—	—	—	—	—	—	5,562	187,717

____________

(1)      Includes RSU awards that vest ratably over three years from the date of grant. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date. In addition, such awards may vest in connection with a change in control

____________

in certain circumstances. Amount shown reflects the number of RSUs that had not vested as of December 31, 2020. For more information, please see “Long-Term Incentives” on page 48 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 60 of this Proxy Statement.

(2)      Also includes PSU awards granted in January 2018. Amount shown reflects that no PSUs were earned as the performance goal for the three-year performance period covering fiscal years 2018-2020 was not met. Had the goal been met, such PSUs would not have been vested as of December 31, 2020, because the vesting of such PSUs was also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date that the HRCG Committee certified the achievement of performance goals for the relevant performance period, which certification did not occur until March 2021. For more information, please see “Long-Term Incentives” on page 48 of this Proxy Statement.

(3)      Based on the December 31, 2020 closing market price of the Company’s shares of common stock on Nasdaq of $33.75 per share.

(4)      Includes PSU awards granted 2019 and 2020. Amount shown reflects the target number of PSUs; each award has a maximum value equal to 150% of the target value. Vesting of PSUs is based on achievement of a performance goal that was based on TSR. For PSUs granted in 2019, the performance period covers fiscal years 2019-2021. For PSUs granted in 2020, the performance period covers fiscal years 2020-2022. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the HRCG Committee certifies the achievement of performance goals for the relevant performance period. Amounts included in the table are based on maximum award amounts given the Company’s current performance trends; each award has a maximum value equal to 150% of the target value. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 48 of this Proxy Statement, and “Potential Payments Upon Termination or Change in Control” on page 60 of this Proxy Statement.

The following table sets forth the number of shares acquired from the vesting of RSUs and PSUs by each of the NEOs during fiscal year 2020 and the number of shares acquired on the exercise of stock options by NEOs during fiscal year 2020, where relevant. The table also presents the value realized upon such vesting, as calculated based on the closing price per share of our common stock on the Nasdaq on the vesting date.

2020 Stock Option Exercises and Stock Vested
	Option Award		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark K. Mason	—	—	12,975	$357,878
Mark R. Ruh	—	—	3,610	$98,294
Darrell van Amen	—	—	2,617	$73,520
John Michel	—	—	7,740	$257,742
William Endresen	—	—	2,604	$72,917
Erik Hand	—	—	303	$6,481

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

As described above in the “Compensation Discussion and Analysis,” as of December 31, 2020, we had entered into executive employment agreements, which provide for certain severance benefits in the event of a qualified termination with each of the NEOs other than Mr. van Amen and Mr. Hand.

Severance Provisions

The agreements provide for payment of severance amounts based on the executive’s annual salary and annual incentive plan award or, in the case of Mr. Endresen, commission-based incentive payments, of between one time and two times base salary and incentive payments. Mr. Mason’s, Mr. Michel’s and Mr. Endresen’s current employment agreement also provides for up to 18 months of continuing health insurance coverage for each such executive and with respect to Mr. Mason his dependents in the event his employment is terminated by the Company or the surviving entity without cause (or by him with good reason).

In February 2020, in connection with the announcement of the resignation of Mr. Ruh from the Company, we entered into a Resignation and Release Agreement with Mr. Ruh in February 2020 that provides, among other things, that he be paid a bonus payment for 2019 performance in the amount of $135,888, consistent with our standard executive bonus pay practices, and reimbursement of travel expenses and relocation assistance expenses pursuant to his current Relocation Assistance Agreement, up to the maximum amount of his relocation benefit provided in that agreement. In addition, on his separation date from the Company, Mr. Ruh received a severance payment of $160,650, which represents six months of his base salary, a lump-sum payment of $8,831 representing six months of the employer contribution for his then current health care benefits, and 1,361 Restricted Stock Units which vested on September 11, 2020. This agreement supersedes the severance provisions in Mr. Ruh’s employment agreement and all other agreements between Mr. Ruh and the Company.

Change in Control Severance Provision

Our NEO employment agreements also provide for certain severance benefits in the event (1) there is a change in control event (as defined in each executive’s agreement) and (2) the executive is either terminated by us or the successor company without cause (as defined in each executive’s agreement) or terminates his or her employment for good reason (as defined in each executive’s agreement) within 90 days prior to or 12 months following the change in control (as defined in each executive’s agreement). The agreements provide for payment of severance amounts based on the executive’s annual salary and annual incentive plan award or, in the case of Mr. Endresen and Mr. Hand, commission-based incentive payments, of between one-and-a-half times and two-and-a-half times base salary and incentive payments. The current employment agreements for each of Mr. Mason, Mr. Michel and Mr. Endresen also provides for up to 18 months of continuing health insurance coverage for such executive and his dependents in the event his employment is terminated by the Company or the surviving entity without cause (or by him with good reason) in connection with a change in control, although the employment agreement in place for Mr. Endresen as of December 31, 2020 did not have such a provision. Payments and benefits may be delayed six months following separation from service in connection with a change in control in order to comply with Section 409A of the Code.

Each NEO’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Additional Severance Benefit

In addition, in the event of a termination due to his total disability, Mr. Mason would receive 18 months of health insurance coverage for himself and his dependents.

Condition to Receiving Severance Benefits

As a condition to receiving any severance benefits under his or her employment agreement to which the executive would not otherwise be entitled, the executive must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of six to 18 months, depending on the executive, and comply with certain non-solicitation and non-competition provisions that are set forth in each executive’s employment agreement.

Severance and Change in Control Agreement

HomeStreet has entered into Change in Control Agreements with certain senior officers who do not have a change in control provision as part of an employment agreement, including Mr. van Amen. The Change in Control Agreement with Mr. van Amen provides an enhanced severance payment in certain circumstances: if within 12 months following a change in control or 90 days prior to such change in control, the employee is terminated by the Company for any reason except for “Cause” (as defined in the agreement) or the employee resigns for “Good Reason” (as defined in the agreement), Mr. van Amen will receive two times his current salary plus an amount equal to two times his last annual bonus or his target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.

2014 Plan

In addition to the severance benefits included in the employment agreements, our 2014 Plan provides that in the event of a change in control (as defined in the 2014 Plan) if the surviving entity does not assume the outstanding awards granted under the 2014 Plan or place the participants in a similar plan with no diminution in value of awards, all then outstanding equity awards will vest upon the change in control. In addition, the 2014 Plan provides that if a participant is terminated without cause (as defined in the 2014 Plan) or resigns for good reason (as defined in the 2014 Plan) within 12 months following such change in control, his or her outstanding equity awards will vest upon the termination date.

2014 Plan Award Agreements

Our standard form of RSU agreement provides that RSUs vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date. If the NEO’s continuous service terminates as a result of the NEO’s death, disability, or retirement on or after age 65, a pro rata portion of the RSUs will vest as of the date of such termination equal to the number of full months from the grant date until the date of such event divided by 36, times the total number of RSUs granted, less the number of RSUs vested as of a previous anniversary date.

Our standard form of PSU agreement provides that PSUs are earned and vested based on achieving specified company performance over the three-year performance period. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the HRCG Committee certifies the achievement of the performance goal for the relevant performance period. If the NEO’s continuous service terminates during the performance period as a result of the NEO’s retirement on or after age 65, the PSUs will vest for that NEO at the end of the performance period in a pro rata portion of the PSUs subject to achievement of the performance goal as if the NEO’s continuous service had not terminated. The pro rata portion will be calculated by multiplying the PSUs thus vested by a fraction, the numerator of which equals the number of full months that the NEO was employed during the performance period and the denominator of which equals 36. If the NEO’s continuous service terminates during the performance period as a result of the NEO’s death or disability, the NEO will vest on a pro-rata basis to the extent PSUs would be vested based on actual performance during the full quarters employed during the performance period. The pro-rata fraction will be calculated by multiplying then-vested PSUs by a fraction, the numerator of which equals the number of full months that the NEO was employed during the performance period and the denominator of which equals 36.

The tables below set forth the value of compensation and benefits that would become payable to each of the NEOs as of December 31, 2020 assuming (1) a change in control had occurred on that date and/or (2) the NEO experienced a qualifying termination of employment on that date, and in the case of payments made in connection with a change in control without considering the impact of the “better after-tax” provision. The applicable amounts are reported based upon the NEO’s compensation as of such date and based on the Company’s closing stock price of $34.00 on December 31, 2020. In the case of termination benefits, these benefits are in addition to what the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as earned but unpaid salary, accrued but unused vacation consistent with the Company’s policy, and reimbursement of reasonable business expenses incurred for activities prior to such date of termination.

The actual amounts that would be paid in connection with such events can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current base salary.

The benefits payable assuming (1) the applicable NEO is terminated without cause or resigns for good reason on December 31, 2020 and (2) no change in control has occurred, as reported in the below table, are as follows:

•        Cash severance: cash severance amounts consist of (1) between one-and-one-half times and two-times annual base salary, depending on the executive, plus (2) between one time and two times the greater of the executive’s annual cash target incentive or the last annual cash incentive paid to the executive, depending on the executive; and

•        Benefits continuation: for Mr. Mason and Mr. Michel, in each case the Company would also pay for health insurance benefits for the executive and for Mr. Mason his dependents for up to 18 months following termination. While Mr. Endresen’s current employment agreement also provides for this benefit, his employment agreement in place as of December 31, 2020 did not.

2020 Potential Payments upon Termination Outside of a Change in Control
Cash Severance
Name	Severance Payment	Highest Bonus Amount	Benefit Payments
Mark K. Mason	$1,550,000	$1,162,500	$32,470
Mark R. Ruh(1)	$—	—	—
John Michel	870,000	522,000	14,266
Darrell van Amen(2)	$—	$—	$—
Erik Hand(2)	—	—	$—
William Endresen	$562,500	$1,499,900	$—

____________

(1)      Mr. Ruh was not an employee of the Company at the end of 2020.

(2)      Mr. van Amen and Mr. Hand do not have an employment agreement and are not entitled to severance benefits in this scenario.

The benefits payable assuming (1) the applicable NEO is terminated without cause or resigns for good reason on December 31, 2020, (2) a change in control has occurred and (3) the NEO’s RSUs and PSUs are assumed, as reported in the below table, are as follows:

•        Cash severance:    cash severance amounts consist of (1) between one-and-one-half times and two-and-one-half times annual base salary, depending on the executive, plus (2) between one-and-one-half times and two-and-one-half times the greater of the executive’s annual cash target incentive or the last annual cash incentive paid to the executive, depending on the executive;

•        Benefits continuation:    for each of Mr. Mason and Mr. Michel, the Company would also pay for health insurance benefits for the executive, as well as Mr. Mason’s dependents, for up to 18 months following termination; and

•        Equity awards:    each outstanding equity award under the 2014 Plan that remains subject to vesting provisions will vest in full, with PSUs vesting at target levels.

Cash Severance				Intrinsic Value of Accelerated Awards if Awards are Assumed(1)
Name	Severance Payment	Highest Bonus Amount	Benefits Payments	Vesting of RSUs	Vesting of PSUs	Total
Mark K. Mason	$1,937,500	$1,453,125	$32,470	$735,075	$1,022,018	$5,180,188
Mark R. Ruh(2)	$—	—	—	$—	$—	$—
John Michel	$870,000	522,000	14,266	$705,409	182,959	$2,294,634
Darrell van Amen(3)	$704,800	$317,160	—	$218,835	$301,050	$1,541,845
Erik Hand(3)	$367,200	$1,147,983	—	$59,130	$67,500	$1,641,813
William Endresen	$562,500	$1,499,900	—	$244,249	$330,311	$2,636,960

____________

(1)      Based on the December 31, 2020 closing market price of the Company’s shares of common stock on Nasdaq of $33.75 per share. In the event awards granted under the 2014 Plan are assumed or replaced and the executive officer is terminated without cause or resigns for good reason within 12 months of the change in control, such RSUs and PSUs will become immediately vested at the time of the date of termination. PSUs will vest at 100% of target levels.

(2)      Mr. Ruh was not an employee of the Company as of December 31, 2020.

(3)      While Mr. van Amen and Mr. Hand do not have an employment agreement, each would be paid a severance amount in this circumstance pursuant to their Change in Control Agreement with the Company.

The benefits payable with respect to equity awards assuming a change in control occurred in December 31, 2020 where the surviving entity does not assume the outstanding awards or place the participants in a similar plan with no diminution in value of awards, as reported in the below table, are as follows:

•        Equity awards: each outstanding equity award under the 2014 Plan that remains subject to vesting provisions will vest in full, with PSUs vesting at target levels.

2020 Potential Payments upon a Change in Control Where Awards Are Not Assumed
	Intrinsic Value of Accelerated Awards(1)
Name	Vesting of RSUs	Vesting of PSUs	Total
Mark K. Mason	$735,075	$1,022,018	$1,757,093
Mark R. Ruh(2)	$—	$—	$—
John Michel	$705,409	182,959	888,368
Darrell van Amen	$218,835	$301,050	$519,885
Erik Hand	$59,130	$67,500	$126,630
William Endresen	$244,249	$330,311	$574,560

____________

(1)      Based on December 31, 2020 closing market price of the Company’s common stock on Nasdaq of $33.75 per share. Under the 2014 Plan, all RSUs and PSUs will become immediately vested at the time of a change in control if the acquiring company does not assume or replace such awards.

(2)      Mr. Ruh was not an employee of the Company as of December 31, 2020.

The benefits payable assuming the applicable NEO’s termination of employment on December 31, 2020 due to retirement, death or disability as reported in the below table are as follows:

•        Equity awards:    each outstanding equity award under the 2014 Plan that remains subject to vesting provisions will vest on a pro-rata basis (as described above), with PSUs vesting based on actual performance during the full quarters employed during the performance period.

•        Benefits continuation:    for Mr. Mason, the Company would also pay for health insurance benefits for the executive and his dependents for up to 18 months upon termination due to death, disability or resignation for good reason as defined in his employment agreement.

2020 Potential Payments upon Retirement, Death or Disability
	Vesting of RSUs(1)			Vesting of PSUs(1),(2)			Benefit Payment
Name	Retirement	Death	Disability	Retirement	Death	Disability	Disability
Mark K. Mason	—	$735,075	$735,075	—	$1,022,018	$1,022,018	$32,470
Mark R. Ruh(3)	—	$—	$—	—	$—	$—	—
John Michel	—	$705,409	$705,409	—	$182,959	$182,959	—
Darrell van Amen	—	$218,835	$218,835	—	$301,050	$301,050	—
Erik Hand	—	$59,130	$59,130	—	$67,500	$67,500	—
William Endresen(4)	$88,999	$244,249	$244,249	—	$330,311	$330,311	—

____________

(1)      Based on the December 31, 2020 closing market price of the Company’s common stock on Nasdaq of $33.75 per share.

(2)      While PSUs vest pro rata based on actual performance during the full quarters that the NEO is employed during the performance period, the actual results cannot be determined until the HRCG certifies the achievement of the performance goal following the end of the relevant performance period. Therefore, PSUs reported in this table reflect the target level of performance goals for PSUs where the performance period ends December 31, 2019, December 31, 2020 and December 31, 2021.

(3)      Mr. Ruh was not an employee of the Company on December 31, 2020.

(4)      Pursuant to the award agreements for RSUs, if a grantee retires at or after the age of 65, a pro rata portion of the award shall vest as of the date of retirement equal to the number of full months from the grant date of the award until the retirement date divided by 36, times the total number of RSUs granted, less the number of units vested as of a previous anniversary date(s). Similarly, the award agreements for PSUs provide for vesting of a pro rata portion of the award at the end of the performance period of such award, subject to achievement of the performance goals as if the grantee had not retired, calculated by multiplying the PSUs thus vested by a fraction, the numerator of which equals the number of full months that the grantee was employed during the performance period and the denominator of which equals 36. Mr. Endresen would be eligible for this benefit based on his age if he were to have retired as of December 31, 2020.

Ratio of CEO Pay to Median Employee Pay

•        2020 annual total compensation of the median employee of HomeStreet Bank (excluding the CEO) was $68,112.99

•        2020 annual total compensation of our CEO, Mr. Mason, was $2,158,239

•        For 2020, the ratio of the annual compensation of Mr. Mason to the median annual total compensation of all our employees was 32 to 1

How We Identified the Median Employee

To identify the median Company employee, we identified our total employee population as of December 31, 2020, and, in accordance with SEC rules, excluded the CEO. We then used a consistently applied compensation measure, which in our case was 2020 Box 1 W-2 employee data to arrive at the median employee. This data included base pay, overtime, bonus payouts, incentives, commissions and the value of equity awards upon vesting. We did not annualize any compensation, apply any cost of living adjustments or exclude any employees.

As required by the SEC, after identifying our median employee, we calculated 2020 annual total compensation for our median employee using the same methodology that we used to determine Mr. Mason’s annual total compensation as reported in the Summary Compensation Table on page 56 of this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and our methodology described above.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Overview

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any speciﬁc item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this Proxy Statement. In accordance with the requirements of the SEC, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation paid to the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Our compensation program is designed to motivate our leaders to contribute to the achievement of our ﬁnancial goals and to focus on long-term value creation for our shareholders. For more information, we invite you to consider the details of our executive compensation provided under “Executive Compensation” on page 35 of this Proxy Statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.

We currently conduct annual advisory votes on named executive officer compensation, and we expect to conduct the next advisory vote at our 2022 annual meeting of shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the HRCG Committee values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

As more fully described in the Audit Committee Charter, the Audit Committee, which consists solely of directors who satisfy applicable independence requirements of Nasdaq and SEC rules, is responsible for overseeing the integrity of the Company’s ﬁnancial reporting process, ﬁnancial statements and internal accounting controls.

The Audit Committee is also directly responsible for the appointment, compensation and oversight of the independent registered public accounting ﬁrm to perform quarterly reviews and an annual audit of the Company’s ﬁnancial statements. Deloitte served as the Company’s independent registered public accounting ﬁrm for 2020 and conducted an audit of the Company’s consolidated ﬁnancial statements for ﬁscal year 2020.

In fulﬁlling its responsibilities, the Audit Committee has:

•        Reviewed and discussed the adequacy and effectiveness of the Company’s internal controls over ﬁnancial reporting with management and Deloitte;

•        Reviewed and discussed the Company’s critical accounting policies, practices, and estimates with management and Deloitte;

•        Reviewed and discussed the Company’s audited ﬁnancial statements with management and Deloitte;

•        Discussed with Deloitte matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•        Received and reviewed written communications from Deloitte as required by Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed Deloitte’s independence with Deloitte; and

•        Received and reviewed written communications from Deloitte regarding their internal quality control procedures including the results of internal and peer reviews and PCAOB inspections.

Based on its review and discussions, the Audit Committee recommended to the full Board that the audited consolidated ﬁnancial statements for the year ended December 31, 2020 be included in the Company’s 2020 Annual Report on Form 10-K ﬁled with the SEC.

Submitted by the Audit Committee of the Board of Directors of HomeStreet, Inc.

Scott M. Boggs, Chair

Jeffrey D. Green

James R. Mitchell, Jr.

Douglas I. Smith

Donald R. Voss

The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Exchange Act.

PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected Deloitte as the Company’s independent registered public accounting ﬁrm to audit the consolidated ﬁnancial statements of the Company and its subsidiaries for the ﬁscal year ending December 31, 2021. We have used Deloitte as our independent registered public accounting ﬁrm since January 1, 2013.

Shareholder ratiﬁcation of the appointment of Deloitte is not required by our Bylaws or other applicable legal requirements. However, the Board considers it desirable for shareholders to pass upon the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our shareholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company. In the event that this appointment of Deloitte as our independent registered public accounting ﬁrm is not ratiﬁed by our shareholders at the Annual Meeting, the appointment of Deloitte as our independent registered public accounting ﬁrm will be reconsidered by the Audit Committee. Even if the selection is ratiﬁed, the Audit Committee in its discretion may direct the appointment of a different accounting ﬁrm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so and respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services and other services rendered to the Company by Deloitte for the years ended December 31, 2020 and December 31, 2019. Amounts in this table are presented in thousands.

(in 000’s)	2020	2019
Audit Fees(1)	$1,244	$1,615
Audit-Related Fees(2)	—	35
Tax Fees(3)	87	60
All other(4)	2	37
Total	$1,469	$1,712

____________

(1)      Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated ﬁnancial statements included in our Annual Report on Form 10-K and for the review of our quarterly ﬁnancial statements, as well as services that generally only our independent registered public accounting ﬁrm can reasonably provide, including statutory audits and services rendered in connection with SEC ﬁlings.

(2)      Audit-Related Fees consist of fees billed for professional services rendered for the audit of our consolidated ﬁnancial statements in connection with acquisition transactions completed by the Company during the reported ﬁscal year.

(3)       Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)      All Other Fees consist of fees billed for products and services provided by the principal accountant other than the Audit Fees, Audit-Related Fees and Tax Fees. Includes $35,000 for services related to branch acquisitions in 2019.

Pre-Approval of Audit and Non-Audit Services

It is the responsibility of HomeStreet’s Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent auditor with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require speciﬁc review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent auditor are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting ﬁrm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identiﬁes the three basic principles of independence with respect to services provided by the independent registered public accounting ﬁrm: (1) whether the services are consistent with applicable rules on auditor independence; (2) whether the independent auditor is best positioned to provide the services in an effective and efficient manner, taking into consideration its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors; and (3) whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The pre-approval policy also identifies the non-audit services the independent registered public accounting ﬁrm is prohibited from providing. All services provided by Deloitte in each of the last two ﬁscal years were pre-approved by the Audit Committee.

Engagement of Independent Registered Public Accounting Firm

In determining whether to engage or re-engage an audit ﬁrm, the Audit Committee annually considers, among other factors, the ﬁrm’s qualiﬁcations, performance and independence, including that of the lead partner, to determine whether the ﬁrm will serve in the best interest of the Company and its shareholders. In deciding whether to re-engage Deloitte, the Audit Committee also reviewed the non-audit services provided by Deloitte, the fees the Company paid for these non-audit services, and whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting ﬁrm.

In addition, as part of the appointment process and in accordance with regulatory guidance and Deloitte’s policies regarding audit partner rotation requirements which limit the number of consecutive years an individual partner may serve as a lead or concurring audit partner, the Audit Committee selected a new lead audit partner effective for ﬁscal year 2018 to replace the lead audit partner who had served in that capacity for the past ﬁve years. Prior to making this selection, the Audit Committee met with the candidate and discussed his background, experience and independence, and determined he was qualiﬁed to serve in the role of lead audit partner.

Based on the foregoing, the Audit Committee has retained Deloitte as the Company’s independent registered public accounting ﬁrm for ﬁscal year 2021.

Vote Required and Board Recommendation

The proposal on the advisory (non-binding) vote to ratify the appointment of our independent registered public accounting firm requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2020, and each proposed transaction in which:

•        we have been or are to be a participant;

•        the amount involved exceeds or will exceed $120,000; and

•        any of our directors, executive officers or beneﬁcial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than a tenant or employee), had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” on page 35 of this Proxy Statement and “Corporate Governance — Director Compensation” on page 29 of this Proxy Statement.

Loans

From time to time, HomeStreet Bank makes loans to directors, executive officers, principal shareholders, and their related interests (collectively, “insiders”) in the ordinary course of business. These loans, other than loans to immediate family members not living in the director, officer or principal shareholder’s home, are subject to the Federal Reserve Board’s Regulation O, which requires that they be made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for non-insiders. Regulation O generally defines a principal shareholder as a person that directly or indirectly or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. While loans to immediate family members not living in the director, officer, or principal shareholder’s home are not subject to Regulation O, HomeStreet Bank’s Corporate Compliance department reviews these loans to ensure they meet the same qualifications listed above. All such loans originated in 2020 comply with these provisions and do not involve more than the normal risk of collectability or present other features unfavorable to us.

Home Loans to Employees, Officers, and Directors Program

As a benefit of employment, HomeStreet Bank offers reduced closing costs to certain employees under the Home Loans to Employees, Officers, & Directors program. This program is offered to all permanent HomeStreet employees working 20 hours or more (“eligible employees”) for the financing of the employee’s primary or secondary residence. Employees may receive the closing cost credit on eligible home loan transactions once every 12 months. The amount of credit received depends upon the size and type of loan. Employee loan applications must meet HomeStreet Bank’s normal underwriting standards, and with the exception of discounted fees where applicable, the loan terms are the same as loans to members of the public. The same documentation requirements, including appraisal, credit report, and other third-party documentation, apply. The Home Loans to Employees, Officers, & Directors program is permissible under Regulation O, due to the fact that it is widely available to employees and does not give preference to the insider over other applicants.

In March 2021, HomeStreet Bank originated a loan to one of our executive officers, Jay Iseman, who is our Executive Vice President, Chief Credit Officer. The principal amount of the loan at origination was $420,000 with an interest rate of 2.5% reduced from 2.8125% upon payment of a market rate buydown fee, and a term of 30 years. Mr. Iseman received a discount on closing costs of 1.0% of the loan amount under the employee benefit described above. The purpose of this loan was to refinance the executive officer’s primary residence.

Under HomeStreet Bank’s Related Person Transaction Policies and Procedures, if a loan to an insider or a related person has any terms or conditions not available to the general public, such as an employee discount, approval by the Audit Committee is required. If the loan amount is less than $1 million, the Chair of the Audit Committee has the authority to pre-approve the transaction. Prior to origination, the loan to Mr. Iseman described above was reviewed and approved by the Audit Committee Chair. With the exception of the employee discount, the loan were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with non-related persons, and was determined not to involve more than the normal risk of collectability or present other features unfavorable to the Company.

Indemniﬁcation Agreements

We have entered into indemniﬁcation agreements with all of our current and former directors and certain of our current and former executive officers, including Mr. Mason, Mr. Michel and Mr. van Amen. Subject to certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemniﬁed.

Procedures for Approval of Related Party Transactions

As described above, HomeStreet Bank is subject to the requirements of Regulation O, which places certain restrictions on loan transactions between HomeStreet Bank and its directors, executive officers and principal shareholders (or any of their related interests). HomeStreet Bank surveys Company and Bank directors and senior and executive officers each year to identify their related interests. The Board has adopted a policy for lending to our employees, directors and executive officers to ensure compliance with Regulation O. Loans by HomeStreet Bank to our directors, executive officers, principal shareholders and their related interests that exceed $500,000 in aggregate require the approval of HomeStreet Bank’s board of directors.

In accordance with the Audit Committee’s charter, the Audit Committee has reviewed and pre-approved in writing any proposed related party transactions. However, certain types of transactions, including certain loans made in the ordinary course of business, executive officer employment arrangements and director compensation required to be disclosed in our proxy statements, certain charitable contributions, transactions where all shareholders receive a proportional benefit and transactions entered into through a competitive bid prices, may be automatically deemed pre-approved as related party transactions under our Related Person Transaction Policies and Procedures, a copy of which is available on our website at www.homestreet.com. In the case of a loan requiring HomeStreet Bank board approval under Regulation O, review and approval by our Board is still required despite any such pre-approval as a related party transaction.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneﬁcial ownership of our common stock as of April 9, 2021, by:

•        each of our directors and named executive officers;

•        all of our directors and executive officers as a group; and

•        each person known to us to be the beneﬁcial owner of more than 5% of any class of our securities.

The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.

The percentages reflect beneficial ownership as of April 9, 2021, as determined under Rule 13d-3 under the Exchange Act and are based on 21,354,799.6 shares of our common stock outstanding as of that date. In addition, any options exercisable or RSU vesting within 60 days of April 9, 2021 are included in the beneficial ownership of the holder of such option, and the percentage ownership for that holder is calculated by adding the aggregate number of options exercisable or RSUs vesting within 60 days of April 9, 2021 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.

Unless otherwise indicated, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Black Rock, Inc.(1) 55East 52nd Street New York, NY 10022	3,229,280	15.1%
Dimensional Fund Advisors LP(2) 6300 Bee Cave Road Building One Austin, TX 78746	1,858,732	8.7%
Russell Investment Management LLC(3) 1301 Second Ave., 18th Floor Seattle, WA 98101	1,645,598	7.70%
Vanguard Group(4) PO Box 2600 V26 Valley Forge, PA 19482	1,422,572	6.7%
Mark K. Mason(5)	158,818	*
Scott M. Boggs(6)	25,806.4	*
Sandra A. Cavanaugh	10,372	*
Jeffrey D. Green(7)	5,288.86	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
James R. Mitchell, Jr.	6,675	*
Mark R. Patterson(8)	177,650	*
Nancy D. Pellegrino(9)	4,552	*
Douglas I. Smith(11)	90,800	*
Donald R. Voss(10)	7,392	*
John Michel(12)	30,547	*
Mark R. Ruh(13)	10,301	*
Erik Hand	988	*
Bill Endresen(14)	7,764.95	*
Darrell van Amen(15)	72,368	*
All executive officers and directors as a group (18 persons)(16)	810,277.5	3.8%

____________

*        less than 1.0%

(1)      Based on Schedule 13G/A filed with the SEC on January 26, 2021.

(2)      Based on Schedule 13G/A filed with the SEC on February 12, 2021.

(3)      Based on information obtained from S&P Global as of December 31, 2020.

(4)      Based on Schedule 13G/A filed with the SEC on February 10, 2021.

(5)      Includes 300 shares held by Courtney Mason, Mr. Mason’s spouse.

(6)      Includes 7,900 shares held jointly with Patricia Boggs, Mr. Boggs’s spouse.

(7)      Includes 703.44 shares held by Tracy Green, Mr. Green’s spouse. Mr. Green disclaims beneficial ownership with respect to such shares except to the extent of any pecuniary interest he may have therein.

(8)      Includes 163,000 shares held by Mark and Michele Patterson Family Trust U/A dated August 23, 2010; Mr. Patterson and his spouse, Michele Patterson, are co-trustees and beneficiaries and share voting and investment power over the assets of the trust.

(9)      Includes 1,000 shares held by Pellegrino Advisory Services LLC, of which Ms. Pellegrino is the principal and beneficial owner.

(10)    Includes 61,300 shares of common stock held jointly by Ann Smith, Mr. Smith’s spouse.

(11)    Includes 1,000 shares held as sole trustee for the Voss Family Trust. Mr. Voss also holds Restricted Stock Units that represent a contingent right to receive 5,407 shares of the Company’s common stock to be delivered at the time Mr. Voss leaves the Board for any reason. Mr. Voss has not indicated any plans to leave the Board in the next 60 days so these RSUs are not included in his beneficial ownership.

(12)    Includes (a) 1,807 shares subject to restricted stock units that vest on May 26, 2021 and (b) 8,140 shares held by the Michel Family Trust U/A DTD June 14, 2018, of which Mr. Michel and his wife are the co-trustees and beneficiaries and share voting and investment control.

(13)    Shares held as of December 31, 2020.

(14)    Includes 532.957 shares held through the 401(k) Plan as of the last statement date of April 9, 2021. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

(15)    Includes 2,000 shares owned by Jeannie van Amen, Mr. van Amen’s spouse. Mr. van Amen disclaims beneficial ownership with respect to such shares except to the extent of any pecuniary interest therein.

(16)    Includes an aggregate of (a) 51,661 shares issuable on exercise of options vested as of or within 60 days of April 9, 2021, and (b) 2,934.2 shares held through the 401(k) Plan as of the most recent statement date of April 9, 2021. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and our other equity securities. Based solely on our review of reports filed with the SEC under Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that during fiscal year ended December 31, 2019 all Reporting Persons complied with all applicable requirements other than two Forms 4 that were filed late for the issuance of shares pursuant to settlement of restricted stock units for Mr. Kirk and Mr. Ederer, and one Form 4 for certain purchases made by Mr. Green and his spouse in the open market.

OTHER MATTERS

Participants in the Solicitation

Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation. For more information about our directors and executive officers, please see “Principal Shareholders” on page 71 of this Proxy Statement and “Proposal 1 – Election of Directors” on page 10 of this Proxy Statement. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Costs of Solicitation

We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneﬁcial owners, and reimbursements paid to brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from beneﬁcial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Our aggregate expenses related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $43,200, of which approximately $10,000 has been incurred as of the date of this Proxy Statement.

Shareholders Sharing the Same Address

SEC rules permit us to deliver only one copy of our proxy materials to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are a shareholder of record who currently receives a single copy of our proxy materials and wishes to receive a separate copy of our proxy materials or if you are currently receiving multiple copies of our proxy materials at the same address and wish to receive only a single copy, please write to the Secretary of the Company at HomeStreet, Inc. 601 Union Street, Suite 2000, Seattle, WA 98101 or call at (206) 389-7773.

Beneficial owners sharing an address who are currently receiving multiple copies of our proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other nominee to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

Appraisal Rights

Holders of shares of common stock do not have appraisal rights under Washington law in connection with this proxy solicitation.

Shareholder List

A list of our shareholders as of the close of business on April 9, 2021 will be available for inspection during business hours for 10 days prior to the Annual Meeting at our principal executive offices located at 601 Union Street, Suite 2000, Seattle, WA 98101. This list will also be accessible during the Annual Meeting through the meeting website www.virtualshareholdermeeting.com/HMST2021.

Shareholders Proposals and Director Nominations for the 2022 Annual Meeting

For inclusion in HomeStreet’s proxy materials: Shareholders may present proper proposals for inclusion in HomeStreet’s proxy statement and for consideration at the next annual meeting of shareholders by submitting such proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2022 annual meeting of shareholders (the “2021 Annual Meeting”), shareholder proposals must be received by our Corporate Secretary no later than December 22, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Bylaws.

To be brought before an annual meeting of shareholders: In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) by a shareholder of the Company entitled to vote at such meeting who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice is in accordance with the procedures set forth in our Bylaws.

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is speciﬁed in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice complies with our Bylaws.

Except as otherwise provided by law, our Articles of Incorporation, or our Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with our Bylaws, and if any proposed nomination or business is not in compliance with our Bylaws, to declare that such proposal or nomination shall be disregarded.

The “Notice Period” is deﬁned as that period not earlier than 5:00 pm Pacific Time on the 120th day and not later than 5:00 pm Pacific Time on the 90th day prior to the ﬁrst anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2022 Annual Meeting will start on January 27, 2022 and end on February 26, 2022.

However, in the event that the date of the 2022 Annual Meeting is more than 30 days before or 60 days after May 27, 2022, notice by the shareholder to be timely must be so delivered not earlier than 5:00 pm Pacific Time on the 120th day prior to the date of the 2022 Annual Meeting and not later than 5:00 pm Pacific Time on the later of the 90th day prior to the date of the 2022 Annual Meeting or, if the ﬁrst public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of such 2022 Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is ﬁrst made by the Company. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described in this paragraph.

If a shareholder who has notiﬁed the Company of his or her intention to appear in person or by a representative at the meeting to propose the business speciﬁed in the notice at an annual meeting of shareholders does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of our Bylaws may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our ﬁlings on the SEC’s website at www.sec.gov.

Availability of the Form 10-K and Other Filings

The Company’s 2020 Annual Report including ﬁnancial statements, is being mailed to shareholders with this Proxy Statement. Additional copies of the 2020 Annual Report may be obtained without charge by writing to Investor Relations, HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. This Proxy Statement, the 2020 Annual Report and other proxy materials are also available on the following cookies-free website that can be accessed anonymously at www.homestreet.com/proxy. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this Proxy Statement.

THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 (AND ANY AMENDMENT THERETO) ARE AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT WWW.HOMESTREET.COM

WE ENCOURAGE YOU TO VOTE ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY COMPLETE YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, Board composition, future shareholder engagement and the Company’s strategy, and underlying assumptions of any of the foregoing are forward-looking statements.

When used in this Proxy Statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described in the Company’s reports and ﬁlings with the SEC including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under the heading Item 1A — “Risk Factors.” Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is speciﬁcally qualiﬁed in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.

APPENDIX A

	As of or for the quarter ended		As of or for the year ended December 31,
(dollars in thousands, except share data)	December 31, 2020	September 31, 2020	2020	2019
Core earnings
Net income from continuing operations	$27,598	$26,349	$79,990	$40,720
Adjustments (tax effected)
Restructuring related charges	4,786	1,838	9,298	3,753
Contingent payout	—	—	(446)	—
Total	$32,384	$28,187	$88,842	$44,473

Return on average tangible equity (annualized)
Average shareholders’ equity	$717,666	$716,899	$706,160	$694,903
Less: Average goodwill and other intangibles	(33,103)	(33,447)	(33,613)	(34,245)
Average tangible equity	$684,563	$683,452	$672,547	$660,658

Return on average tangible equity (annualized)
Average tangible shareholders’ equity (per above)	$684,563	$683,452	$672,547	$660,658
Net income	27,598	26,349	79,990	17,512
Adjustments (tax effected)
Amortization on core deposit intangibles	267	266	1,082	1,367
Tangible income applicable to shareholders	$27,865	$26,615	$81,072	$18,879
Ratio	16.2%	15.5%	12.1%	2.9%

Return on average tangible equity (annualized) – Core
Average shareholders’ equity	$717,666	$716,899	$706,160	$694,903
Less: Average goodwill and other intangibles	(33,103)	(33,447)	(33,613)	(34,245)
Average tangible shareholders’ equity	$684,563	$683,452	$672,547	$660,658
Core earnings per above	$32,384	$28,187	$88,842	$44,473
Amortization on core deposit intangibles	267	266	1,082	1,367
Tangible income applicable to shareholders	$32,651	$28,453	$89,924	$45,840
Ratio	19.0%	16.6%	13.4%	6.9%

Efficiency ratio
Noninterest expense
Total	$64,770	$58,057	$235,663	$215,614
Adjustments:
Restructuring related charges	(6,112)	$(2,357)	(11,837)	(4,489)
Prepayment fee FHLB advances	(1,492)	—	(1,492)
State of Washington taxes	(1,056)	(677)	(2,920)	(1,782)
Adjusted total	$56,110	$55,023	$219,414	$209,343

A-1

	As of or for the quarter ended		As of or for the year ended December 31,
(dollars in thousands, except share data)	December 31, 2020	September 31, 2020	2020	2019
Total revenues
Net interest income	$56,048	$55,684	$208,662	$189,390
Noninterest income	43,977	36,155	149,364	74,432
Adjustments
Contingent payout	—	—	(566)	—
Adjusted total	$100,025	$91,839	$357,460	$263,822
Ratio	56.1%	59.9%	61.4%	79.4%

Return on average assets (annualized) – Core
Average assets	$7,463,702	$7,499,809	$7,250,634	$6,785,371
Core earnings (per above)	32,384	28,187	88,842	44,473
Ratio	1.73%	1.50%	1.23%	0.66%

A-2

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O HOMESTREET P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 24, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HMST2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 24, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52164-P55812 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HOMESTREET, INC. The Board of Directors recommends you vote FOR each of the following: 1. Election of Directors Nominees: Against For Withhold 1a. Scott Boggs 1b. Jeff Green 1c. James R. Mitchell, Jr. 1d. Mark Patterson 1e. Nancy D. Pellegrino 1f. Doug Smith The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approval of the compensation of the Company’s named executive officers. 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. HOMESTREET, INC. Annual Meeting of Shareholders May 27, 2021 at 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Mark K. Mason and Godfrey B. Evans, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of HOMESTREET, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, PDT on May 27, 2021, via a live webcast accessible at www.virtualshareholdermeeting.com/HMST2021and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side